EXHIBIT 99.1




                            ASSETS PURCHASE AGREEMENT

                                  by and among

                            ARTRA GROUP INCORPORATED,
                               BCA HOLDINGS, INC.,
                        BAGCRAFT CORPORATION OF AMERICA,
                     THE PRINCIPAL SHAREHOLDERS NAMED HEREIN
                                       and
                           PACKAGING DYNAMICS, L.L.C.

                                       and

                           BAGCRAFT ACQUISITION, L.L.C


                          Dated: As of August 26, 1998

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                             Table of Contents


                                 Headings                            Page No.
                                 --------                            --------

1.       Sale of Assets......................................................1
2.       Assumption of Liabilities...........................................4
3.       Purchase Price..................................................... 8
4.       Closing; Closing Date..............................................12
5.       Representations and Warranties With
           Respect to Artra, BCA and Seller.................................12
6.       Representations and Warranties of Buyer............................39
7.       Covenants and Agreements...........................................41
8.       Employment and Employee Benefit Arrangements.......................51
9.       Condition precedent to the Obligation of Buyer.....................54
10.      Condition Precedent to the Obligation of Seller....................56
11.      Survival of Representations and Warranties.........................57
12.      General Indemnification............................................58
13.      Termination........................................................64
14.      Miscellaneous......................................................67

SCHEDULES

Schedule 2.1(c)            Assumed Contracts
Schedule 3.3                        Working Capital Schedule
Schedule 5.2                        Subsidiaries and other Affiliates
Schedule 5.3                        Qualification
Schedule 5.5                        Consents and Approvals
Schedule 5.6                        No Breach
Schedule 5.7(a)            Audited Financial Statements
Schedule 5.7(b)            Unaudited Financial Statements
Schedule 5.7(c)            Liabilities
Schedule 5.9(a)            Compliance with Laws
Schedule 5.9(b)            Permits
Schedule 5.10                       Actions and Proceedings
Schedule 5.11                       Contracts
Schedule 5.12(a)(1)                 Owned Real Property
Schedule 5.12(b)           Real Property Leases
Schedule 5.12(c)           Real Property
Schedule 5.13(a)           Tangible Property
Schedule 5.13(b)           Title to Tangible Property
Schedule 5.14(a)           Intangible Property
Schedule 5.14(b)           Title to Intangible Property
Schedule 5.15                       Benefit Plans and Related Matters
Schedule 5.16                       Employee Relations Matters
Schedule 5.17                       Insurance
Schedule 5.18                       Officers, Directors and Key Employees
Schedule 5.19                       Operations of Seller
Schedule 5.20                       Potential Conflicts of Interest
Schedule 5.21                       Banks and Powers of Attorney
Schedule 5.22(a)           Suppliers
Schedule 5.22(b)           Customers
Schedule 5.25                       Tax Matters
Schedule 5.26                       Environmental Matters
Schedule 7.1(i)            Seller's Capital Expenditure Budget
Schedule 9.6                        Equity and Debt Financing Commitments
Letters
Schedule 10.5                       Nonoperating Lease Spread

Exhibits

         Exhibit A                  Trademark Assignment
         Exhibit B                  Form of Subordinated Promissory Note

                            ASSETS PURCHASE AGREEMENT

                  ASSETS PURCHASE AGREEMENT, dated as of August 26, 1998, by and among ARTRA GROUP INCORPORATED, a Pennsylvania corporation ("Artra"), BCA HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of Artra
("BCA"),   BAGCRAFT  CORPORATION  OF  AMERICA,  a  Delaware  corporation  and  a wholly-owned subsidiary of BCA ("Seller"), PACKAGING DYNAMICS, L.L.C., a Delaware limited liability corporation (the "Company"), BAGCRAFT ACQUISITION, L.L.C. ("Buyer"), a Delaware limited liability corporation and a wholly-owned subsidiary of the Company, and solely for the purposes of Section 7.16 hereof, the Principal Shareholders.

                  Seller wishes to sell, and Buyer wishes to purchase, substantially all of Seller's assets and properties used by or in the business conducted by Seller (the "Business"), all upon the terms and subject to the conditions hereinafter set forth.

                  Accordingly,   the  parties   hereto  each   intending  to  be
contractually bound, hereby agree as follows:

1.    Sale of Assets.

         1.1 Assets to Be Sold. Except as otherwise provided in Section 1.2, at the closing provided for in Section 4 (the "Closing"), Seller shall sell, assign, transfer, convey and deliver to Buyer all of Seller's interest in all assets and properties owned by Seller, or in which Seller has any rights whatsoever, as of the Closing Date, of every type and description, real, personal or mixed, and wherever located, tangible and intangible, choate or inchoate, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, and whether or not reflected on the books and records of Seller or specifically referred to in this Agreement, including, without limitation,

         (a) those assets reflected on the unaudited balance sheet of Seller as of July 4, 1998 referred to in Section 5.5 (the "Balance Sheet") (subject to transactions and adjustments in the ordinary course of the Business after July 4, 1998);

         (b) all of the goodwill relating to the Business as a going concern;

         (c) all of Seller's rights to any customer and inquiry lists;

         (d) all of Seller's right to use the name "Bagcraft Corporation of America", "Bagcraft" or any derivative or similar name (subject to the provisions of Section 7.9);

         (e) all of Seller's rights to its patents, trademarks, trade names, copyrights, service marks (including all registrations, applications for registration thereof and all goodwill associated therewith) and other intellectual property of any type whatsoever;

         (f) all of Seller's rights to its processes, software, inventions, know-how, formulas and trade secrets;

         (g) all of Seller's real property, plant and equipment, including, all buildings and improvements thereon, all water rights, easements, rights of way and other rights appurtenant to the real property;

         (h) all of Seller's right, title and interest under all of the Business' contracts, agreements, licenses, leases and other similar documents;

         (i) all of Seller's accounts and notes receivable;

         (j) all of Seller's insurance policies; and

         (k) all of the Seller's inventories, raw materials, work-in-process, supplies, books and records, information files, records and other data relating to the Business;

         (l) all of Seller's tooling, equipment, machinery, spare parts, stores, dies, molds, vehicles, furniture, fixtures, leasehold and building improvements and other tangible property;

         (m) all guaranties, warranties, indemnities and similar rights in favor of the Business;

         (n) all permits, licenses, authorizations and other similar rights relating to the Business;

         (o) all advertising, sales and promotional materials, catalogues, price lists, mailing lists, lists of customers, lists of suppliers, distribution lists, and production data of Seller; and

         (p) all computerized records and other computerized storage media and all software and user manuals and documentation relating thereto.

(All of the foregoing interests of Seller in such assets or properties to be sold, assigned, transferred, conveyed and delivered to Buyer hereunder are hereinafter sometimes collectively referred to as the "Assets"), and Buyer shall purchase the Assets for the consideration set forth in Section 3.1.

         1.2 Excluded Assets. Anything in Section 1.1 to the contrary notwithstanding, there shall be excluded from the Assets as of the Closing Date to be sold, assigned, transferred and conveyed to Buyer hereunder and not included within the meaning of the term Assets (such excluded assets being referred to as the "Retained Assets")

         (a) all rights of Seller under this Agreement;

         (b) all rights to refunds, rebates or credits of any Taxes (as hereinafter defined) for all periods prior to the Closing;

         (c) all amounts due or payable to the Business from Artra, BCA or any of their affiliates;

         (d) the corporate minute books of Seller;

         (e) the receivable of approximately $850,000 payable to Seller under Seller's health insurance policy;

         (f) the stock of Rescuers, Inc.; and

         (g) the leases, the leasehold interests and the subleases relating to the property leased by Seller in Edison, New Jersey, Hialeah, Florida and Medley, Florida (collectively, the "Nonoperating Leases").

         1.3 Instruments of Conveyance. In order to effectuate the sale, assignment, transfer and conveyance contemplated by Section 1.1, Seller shall execute and deliver at the Closing, (a) a bill of sale, in a form mutually acceptable to the parties, (b) deeds, in the appropriate form, conveying the Owned Real Property (as hereinafter defined), (c) assignment(s) of Assumed Contracts, in a form mutually acceptable to the parties, (d) a trademark and service mark assignment, substantially in the form of Exhibit A attached hereto and (e) other documents or instruments of assignment, transfer or conveyance, as Buyer shall reasonably deem necessary or appropriate to vest in or confirm to Buyer title to all of the Assets to the extent provided for herein.

2.  Assumption of Liabilities

         2.1 Liabilities of Seller Assumed by Buyer. Buyer agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and to perform or satisfy thereafter only the following liabilities:

         (a) all liabilities and obligations of the Business that are fully reserved for on the Balance Sheet to the extent the same shall exist on the Closing Date (other than the Retained Liabilities (as defined in Section 2.2));

         (b) all liabilities and obligations of the Business incurred after the Balance Sheet Date (as defined in Section 5.7) in the ordinary and usual course of business relating to the Business and that are of a type consistent with those accrued for on the Balance Sheet that are fully reserved for on the Closing Balance Sheet (other than the Retained Liabilities);

         (c) all liabilities and obligations of Seller under all of the Business' agreements, leases, commitments, purchase orders and other contracts listed on Schedule 2.1(c) hereto or entered into in the ordinary and usual course of Seller's business after the date hereof and on or prior to the Closing, in each case, to the extent that such liabilities and obligations first arise after the Closing and do not result from a breach or default by Seller thereunder on or prior to the Closing (other than the Retained Liabilities) ("Assumed Contracts");

         (d) all liabilities of the Business for accrued and unused vacation existing as of the Closing Date to the extent of the applicable reserves on the Closing Balance Sheet and, to the extent of the Closing Bonus Escrow Accrual (as hereinafter defined), unpaid bonuses for any Continued Employee (as hereinafter defined);

         (e) all liabilities of the Business for short-term disability payments required to be made on or after the Closing Date to the Continued Employees and the Severed Employees (as hereinafter defined) with respect to events occurring prior to the Closing Date but only to the extent of the coverage contained in Seller's short-term disability insurance plan which will be transferred to and assumed by Buyer hereunder; and

         (f) all liabilities and obligations (other than the Retained Liabilities) under Environmental Laws (as hereinafter defined in Section 5.26) which arise as a result of Buyer's ownership, use or operation on or after the Closing Date of the Real Property (as hereinafter defined in Section 5.12(c) hereof) or events or circumstances on the Real Property which first occur on or after the Closing Date (the liabilities assumed by Buyer under this clause (e) are hereinafter collectively referred to as "Assumed On-Site Environmental Liabilities").

All of the foregoing liabilities and obligations of Seller to be assumed by Buyer hereunder are hereinafter collectively referred to as the "Assumed Liabilities."

         2.2 Liabilities Not Assumed by Buyer. Notwithstanding anything to the contrary set forth in Section 2.1, Buyer shall not assume, or in any way be liable or responsible for any other liability or obligation of Seller or the Business, including without limitation, the following:

         (a) any liability or obligation of Seller or the Business for foreign, federal, state, local and other taxes relating to, or otherwise with respect to the Seller or Seller's or the Business' income, profits, estimated, excise, sales, use, franchise, ad valorem, capital, transfer, payroll related and property taxes and governmental charges including, any deficiencies, interest, or penalties relating thereto (collectively "Taxes");

         (b) any liability of the Seller or the Business to Artra, BCA or any of the Seller's other direct or indirect stockholders or affiliates or to any third party on behalf of any such entities;

         (c) any liability or obligation of Seller or the Business based upon or arising under this Agreement;

         (d) all liabilities, obligations, claims, costs, damages, costs and expenses with respect to employees of Seller (whether arising before, on or after the Closing Date) relating to, arising out of, or in connection with their employment with Seller at any time on or before the Closing Date, including, without limitation, any claims to rights or benefits under any contract, document, policy or understanding with any such employees, or under any stock, option, phantom stock, incentive, pension, death benefit, retirement, medical, retiree, insurance, vacation or workers' compensation plan or other Benefit Plans (as hereinafter defined) (except for (x) the accrued and unpaid vacation obligation and the unpaid bonus obligation set forth in Section 2.1(d), (y) the short-term disability obligation set forth in Section 2.1(e), and (z) the obligations and liabilities first required to be performed after the Closing Date under the Assumed Contracts);

         (e) all claims for severance or other moneys or damages (whether arising before, on or after the Closing Date), including, without limitation, claims under the Worker Adjustment and Retraining Notification Act of 1988, from any of the Employees of Seller who are employed by Seller at any time on or prior to the Closing Date (other than with respect to the Continued Employees and the Severed Employees), or from any federal, state or local governmental agency or authority on behalf of such employees or relating to such claims, involving an alleged employment loss or termination on or prior to the Closing Date, including without limitation, those which are based upon or arise out of the execution and delivery of this Agreement or any of the transactions contemplated hereby;

         (f) all indebtedness for money borrowed and all interest, penalties, fees and other amounts payable with respect thereto;

         (g) all liabilities, obligations, claims, damages, costs and expenses (whether arising before, on or after the Closing Date) with respect to any litigation, claim, action or other proceeding of any type whatsoever relating to, arising out of, or in connection with the Seller or the operation of the Business on or prior to the Closing Date (including, without limitation those claims identified on Schedules 5.16(b) and 5.17);

         (h) all liabilities, obligations, claims, damages, costs and expenses relating to, arising out of, or in connection with any contracts or agreements of Seller or of the Business (other than the obligations and liabilities first required to be performed after the Closing Date under the Assumed Contracts);

         (i) all liabilities, obligations, claims, damages, costs and expenses arising (whether arising before, on or after the Closing Date) under any warranty that covered any of the products manufactured or sold by Seller on or prior to the Closing Date;

        (j) all liabilities, obligations, claims, damages, costs and expenses with respect to any product liability claim (whether arising before, on or after the Closing Date) relating to products manufactured or sold by Seller on or prior to the Closing Date;

         (k) all liabilities, obligations, claims, damages, costs and expenses (whether arising before, on or after the Closing Date) with respect to any claim relating to, arising out of, or in connection with Seller's or the Business' ownership, use or operation of any Seller Property (as defined in Section
14.1(vii)) or the property leased by Seller in Edison, New Jersey, Hialeah, Florida and Medley, Florida;

         (l) all liabilities, obligations, claims, damages, costs, fines, penalties, expenses and capital expenditures (whether arising before, on or after the Closing Date) under any Environmental Laws or in connection with any Remedial Action as (such terms are hereinafter defined in Section 5.26) or in connection with any claim, action, proceeding, citation or fine by any governmental or regulatory body or by any third party that, in any case, arises with respect to, as a result of, or in connection with Seller's ownership, use or operation on or prior to the Closing Date of all or any part of the Real Property or the Business or events that have occurred on or prior to the Closing Date, or are in respect of or as a result of the existence of circumstances on or prior to the Closing Date, including, without limitation, any Release (as hereinafter defined in Section 5.26(a)) occurring on or prior to the Closing Date, on, about, above all or under any Real Property, regardless of whether or not such Release migrates to the Environment beyond the boundaries of any Real Property (all liabilities retained by Seller under this clause (l) are hereinafter collectively referred to as "Retained On-Site Environmental Liabilities");

         (m) all liabilities, obligations, claims, damages, costs, expenses and capital expenditures (whether arising before, on or after the Closing Date) under any Environmental Laws or in connection with any Remedial Action or in connection with any claim, action, proceeding, citation or fine by any governmental or regulatory body or by any third party that, in any case, arises with respect to, as a result of, or in connection with, the removal or disposal, on or prior to the Closing Date, of any waste, special waste or Hazardous Substance (as hereinafter defined in Section 5.26) from any Real Property or any Company Property to any off-site waste disposal or treatment site, off-site waste storage site or any other off-site facility or location (all liabilities retained by Seller under this clause (m) are hereinafter collectively referred to as, "Off-Site Environmental Liabilities");

         (n) any liability or obligation of the Business or Seller to Artra, BCA or any of Artra's direct or indirect stockholders or affiliates; and

         (o) all other liabilities and obligations of the Business which are not fully and accurately reserved for in the Balance Sheet, or which were not incurred after the Balance Sheet Date in the ordinary and usual course of business of a type consistent with past practice and fully and accurately reserved for on the Closing Balance Sheet.

All of the foregoing liabilities and obligations of Seller which are not being assumed by Buyer hereunder are hereinafter sometimes collectively referred to as the "Retained Liabilities." The Seller shall completely and fully perform and discharge all of the Retained Liabilities.

         2.3 Instruments of Assumption In order to effectuate the assumption of liabilities contemplated by this Section 2, Buyer shall execute and deliver at the Closing, dated as of the Closing Date (a) an instrument of assumption, in a form mutually acceptable to the parties, and (b) such other documents as Seller shall reasonably deem necessary or appropriate to confirm Buyer's assumption of the Assumed Liabilities to the extent provided for herein.


 3.      Purchase Price, Allocation and Adjustments

         3.1 Purchase Price (a) Buyer shall pay to Seller the amount of Ninety-One Million Five Hundred Thousand Dollars ($91,500,000.00) in consideration of the Assets (such sum is hereinafter called the "Purchase Price"). At the Closing, Buyer shall deliver to Seller (i) in cash by wire transfer of immediately available funds an amount equal to the excess of (x) Eighty-Nine Million Dollars ($89,000,000) over (y) the sum of (A) the amount of Seller's overdraft balance on the business day immediately preceding the Closing Date (the "Closing Overdraft Escrow Balance")as certified by the chief financial officer of Seller and (B) the amount of Seller's bonus accrual as of the Closing Date (the "Closing Bonus Escrow Accrual") as certified by the chief financial officer of Seller, and (ii) a non-transferable, non-negotiable subordinated promissory note of Packaging Holdings, L.L.C. (the sole member of the Company) in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), payable in full on the third anniversary of the Closing Date, bearing interest at 10.0% per annum, payable quarterly in arrears, substantially in the form attached hereto as Exhibit B (the "Subordinated Promissory Note"), and Buyer shall deliver to LaSalle National Bank or to such other escrow agent that is mutually acceptable to Buyer and Seller (the "Escrow Agent") in accordance with the terms of escrow agreement(s) that are mutually acceptable to Buyer and Seller (the "Escrow Agreement") an amount equal to the sum of the Closing Overdraft Escrow Balance and the Closing Bonus Escrow Accrual (collectively, the "Escrow Account").

         (b) The parties hereto agree that in the event that Buyer assumes Seller's indebtedness to the City of Baxter Springs, Kansas (the "Kansas Indebtedness"), (i) the cash portion of the Purchase Price shall be reduced in an amount equal to the outstanding aggregate obligation, as of the Closing Date, that is assumed by Buyer, (ii) the agreements evidencing the Kansas Indebtedness shall be Assumed Contracts for purposes of Schedule 2.1(c), (iii) Seller's repayment obligations under Section 9.9 hereof shall exclude the obligation to repay the Kansas Indebtedness and to release the liens relating thereto, and
(iv) the Kansas Indebtedness shall be excluded from Section 2.2(f) hereof and shall be deemed to be an Assumed Liability for purposes of this Agreement.

         3.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets (including the Assumed Liabilities) in the manner required by Treasury Regulations 1.1060-1T and shall be reasonably agreed to in writing by the parties on or before the Closing Date. Buyer and Seller agree that, except as otherwise required by law (i) the allocations to be agreed to as herein described shall be binding on Seller and Buyer for all federal, state and local tax purposes and (ii) Buyer and Seller shall file with their respective federal income tax returns consistent IRS Forms 8594-Asset Acquisition Statements Under
Section 1060, including any required amendments thereto which shall reflect the allocations set forth in their written agreement.




         3.3 Purchase Price Adjustment

         (a) The Purchase Price shall be adjusted after the Closing as follows:

                           If the  "Closing  Working  Capital"  (as  hereinafter
defined) is:

                                    (A) greater than  $21,000,000,  the Purchase
Price shall be increased by an amount equal to the difference obtained by subtracting $21,000,000 from the Closing Working Capital; or

                                    (B)  less  than  $19,500,000,  the  Purchase
Price shall be reduced by an amount equal to the difference obtained by subtracting the Closing Working Capital from $19,500,000.

(This   adjustment  is   hereinafter   referred  to  as  the  "Working   Capital
Adjustment").

         Buyer shall pay to Seller an amount in cash equal to any increase in Purchase Price resulting from the Working Capital Adjustment within five (5) days after the finalization of the Closing Balance Sheet (as hereinafter defined) or Seller shall pay to Buyer an amount in cash equal to any decrease in Purchase Price resulting from the Working Capital Adjustment within five (5) days after the finalization of the Closing Balance Sheet (as hereinafter defined), as the case may be, in either case by wire transfer of immediately available funds.

         (b) As soon as practicable following the Closing Date, Buyer shall, at Buyer's expense, cause to be prepared an unaudited balance sheet of Seller as of the close of business on the Closing Date (the "Draft Closing Balance Sheet") containing the working capital items listed on Schedule 3.3 hereto (the "Working Capital Schedule"). The Draft Closing Balance Sheet will fairly present the financial position, assets and liabilities of Seller as of the Closing Date and shall be prepared in accordance with generally accepted accounting principles and practices applied on a basis consistent with that of the Audited Financials (as defined in Section 5.7), the Financial Statements (as defined in Section 5.7) and the Working Capital Schedule. Buyer and Seller shall use their best efforts to complete a physical count of the inventory on or before the close of business on the Closing Date. Buyer's independent certified public accountants
("Buyer's Accountants") and Seller's independent certified public accountants ("Seller's Accountants") shall be entitled to participate in, observe and review such audit of the inventory. The Draft Closing Balance Sheet (together with any work papers or other such items as Seller's Accountants shall reasonably request) shall be delivered in written form to Seller and Seller's Accountants and shall become final and binding upon the parties unless Seller gives written notice of its disagreement (a "Notice of Disagreement") to Buyer within thirty
(30) days following Seller's receipt of the Draft Closing Balance Sheet, specifying Seller's and Seller's Accountants disagreement with the Draft Closing Balance Sheet. If a Notice of Disagreement is received by Buyer in a timely manner, then the Draft Closing Balance Sheet shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they may have with respect to any matter specified in the Notice of Disagreement and (y) the date any Disputed Matters (as hereinafter defined) are finally resolved in writing by the Arbitrator (as hereinafter defined). Any such Notice of Disagreement shall state in reasonable detail the nature of any disagreement so asserted. During a period of fifteen (15) days following the expiration of the aforesaid thirty (30) day period, Buyer and Seller shall attempt to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Disagreement. If at the end of such fifteen (15) day period, Buyer and Seller have failed to reach written agreement with respect to all of such matters, then all such matters as specified in the Notice of Disagreement as to which such written agreement has not been reached (the "Disputed Matters") shall be submitted to and reviewed by an arbitrator (the "Arbitrator"), which shall be one of the "Big-Five" accounting firms and having no significant relationship with any party hereto during the past two (2) years. The identity of the Arbitrator shall be determined mutually by Seller's Accountants and Buyer's Accountants, and if such accountants cannot agree as to the identity of the Arbitrator, then each accounting firm shall select one nominee and the Arbitrator shall be chosen by lot. The Arbitrator shall consider only the Disputed Matters and shall be instructed to act promptly to resolve all Disputed Matters, and its decision with respect to all Disputed Matters shall be final and binding upon Buyer and Seller. The fees and expenses of the Arbitrator with respect to the settlement of all Disputed Matters shall be borne equally by Buyer and Seller.

         (c) As used herein, "Closing Balance Sheet" shall refer to the Draft Closing Balance Sheet in the form in which it becomes final in accordance with the foregoing procedures. Further, as used herein, the term "Closing Working Capital" shall mean the sum of (x) "Net Accounts Receivable" of Seller reflected on the Closing Balance Sheet (except for the receivable from Seller's insurance carrier referred to in Section 1.2(e) hereof and the receivables classified as "Other Receivables") less an adequate reserve for doubtful accounts and (y) "Net Inventories" (valued on a first-in-first-out basis and net an adequate reserve for obsolete inventory in the ordinary course of business consistent with past practices) of Seller reflected on the Closing Balance Sheet, minus (z) the
amount  of  Seller's  "Accounts   Payable",   "Accrued  Employee   Compensation"
(excluding Seller's accrual for bonuses in an amount not to exceed the Closing Bonus Escrow Accrual and Seller's accrual classified as "Accrued Payroll"), "Accrued Other Expenses" (excluding Seller's accrual classified as workers' compensation, healthcare insurance claims, 401K deductions, in each case, in an amount not to exceed the amount of such accruals on the date hereof) and "Accrued Other Taxes" reflected on the Closing Balance Sheet, which components of the "Closing Working Capital" definition the parties hereto have attempted to further describe on Schedule 3.3 hereto.

4. Closing; Closing Date. Subject to the satisfaction of the conditions contained in Sections 9 and 10 hereof, the Closing of the sale and purchase of the Assets and the transactions contemplated hereby shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom at 10:00 a.m. Chicago time, on the first (1st) business day following the approval of Artra' shareholders described in Section 5.31 hereof or such other time, date or place as Buyer and Seller agree in writing; provided, however that in no event shall the Closing take place after November 16, 1998 (or December 18, 1998 in the event that Artra's Proxy Statement (as hereinafter defined) is reviewed by the Securities and Exchange Commission). The time and date upon which the Closing occurs is herein called the "Closing Date."

5. Representations and Warranties with Respect to Artra, BCA and Seller. Artra, BCA and Seller, jointly and severally, represent and warrant to Buyer as follows:

         5.1 Due Incorporation and Authority. Each of Artra, BCA and Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and heretofore conducted.

         5.2 Subsidiaries and Other Affiliates. Except as set forth on Schedule 5.2, Seller does not own directly or indirectly any debt or equity interest in any other corporation, joint-venture or person.

         5.3 Qualification. Each of Artra, BCA and Seller is duly qualified, licensed or otherwise authorized as a foreign corporation to transact business and is in good standing under the laws of each state where its ownership or lease of property or the conduct of its business requires it to be qualified to do business as are set forth on Schedule 5.3 hereto.

         5.4 Authority to Execute and Perform Agreement. Each of Artra, BCA and Seller has, subject to obtaining the approval of Artra's shareholders described in Section 5.31 hereof, the full corporate power and authority required to enter into, execute and deliver this Agreement and, to the extent a party thereto, the deeds, the bill of sale and the other documents and certificates to be entered into in connection with the transactions contemplated hereby (collectively, the "Transaction Documents"), and to perform fully their respective obligations hereunder and thereunder. This Agreement has been and the other Transaction Documents to be delivered at the Closing will be, duly authorized, executed and delivered by Artra, BCA and Seller, to the extent a party thereto, and (assuming the due authorization, execution and delivery hereof or thereof by Buyer) each is, or upon execution by Artra, BCA and Seller, to the extent a party thereto, will be, the valid and binding obligation of Artra, BCA or Seller, as the case may be, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

         5.5 Consents and Approvals. Except for the approval of Artra's shareholders described in Section 5.31 hereof and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrusts Improvement Act (the "HSR Act") and except as set forth on Schedule 5.5 (collectively, the "Required Consents"), the execution and delivery by Artra, BCA and Seller of this Agreement and the other Transaction Documents and the performance by Artra, BCA and Seller of their respective obligations hereunder and thereunder do not require Artra, BCA or Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any court, governmental or regulatory body or other third party whether governmental or private.

         5.6 No Breach. Except for Seller's contracts which require third party consents prior to the assignment thereof as set forth on Schedule 5.6, the execution, delivery and performance of this Agreement and the other Transaction Documents to be entered into in connection herewith by, to the extent a party thereto, Artra, BCA and Seller and the consummation of the transactions contemplated hereby and thereby, will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of Artra, BCA or the Seller; (ii) except as set forth on Schedule 5.6, violate, result in the breach of, or default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms of any contract, lease, agreement, Permit or other instrument to which Artra, BCA, the Seller or the Business is a party or to which Seller, the Business or any of the Assets may be bound or subject, (iii) result in the creation or imposition of any lien, security interest or other encumbrance upon the Assets or the Business; (iv) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Artra, BCA, the Seller, the Business or the Assets; or (v) violate any statute, law or regulation applicable to Artra, BCA, the Seller or the Business.

         5.7 Financial Statements. (a) The audited balance sheets of Seller as of December 31, 1995, 1996 and 1997 and the related audited statements of income and retained earnings and cash flow for the years then ended, including the footnotes thereto, with the opinion thereon of Coopers and Lybrand, copies of which are attached as Schedule 5.7(a), fairly present the financial position of Seller as at such dates and the results of operations of Seller for such periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby. (The foregoing audited Financial Statements of Seller as of December 31, 1997 and for the year then ended, are sometimes herein called the "Audited Financials".)

         (b) The unaudited balance sheet of Seller as of July 4, 1998 and the related unaudited statements of income and retained earnings and cash flow for the six-month period then ended as certified by the President and Chief Financial officer of Seller, copies of which are attached as Schedule 5.7(b), fairly present the financial condition, assets and liabilities of Seller as of July 4, 1998 and the results of operations of the Business for the six-month period then ended in accordance with generally accepted accounting principles consistently applied consistent with past practices, except for normal and customary year end adjustments and except for the absence of notes thereto. (The foregoing unaudited financial statements of Seller as of July 4, 1998 and for the six-months then ended, are sometimes herein called the "Financial Statements.") The balance sheet included in the Financial Statements is sometimes herein called the "Balance Sheet" and July 4, 1998 is sometimes herein called the "Balance Sheet Date."

         (c) As of the date of the Financial Statements,  except as set forth in
Schedule 5.7(c), Seller does not have any material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which are not disclosed on the Financial Statements or disclosed in the notes thereto. Except as set forth on the Financial Statements and as set forth on Schedule 5.7(c) hereto, Seller does not have outstanding any material indebtedness, obligation or liability of any type whatsoever. Except for liabilities incurred since the date of the Financial Statements in the ordinary course of business consistent with past practices (none of which such liabilities is a liability for tort, breach of contract, warranty, infringement or violation of law), Seller has not incurred any such liabilities since the Balance Sheet Date, and except as set forth on Schedule 5.7(c), there is no basis for the assertion of any material claim or liability of any nature against Seller in any amount not fully reflected or reserved against on the Financial Statements or disclosed in the notes thereto.

         5.8 No Material Adverse Change. Since the Balance Sheet Date, there has been no material adverse change in the "condition of the Business" (as such term is defined in Section 14.1(ii)) nor has there been any condemnation, damage, destruction or loss to any of Seller's assets since such date that could have or has had a material adverse effect on the condition of the Business, whether or not covered by insurance, and to Seller's knowledge, no such change is threatened.

         5.9 Compliance with Laws; Permits. Except as set forth on Schedule 5.9(a), there are no material violations by Seller or the Real Property of any applicable federal, state, local or foreign law, ordinance, regulation, order, judgment, injunction, award, decree or other requirement of any governmental or regulatory body, court or arbitrator, including any zoning laws or building codes. Except as set forth on Schedule 5.9(b), Seller possesses all licenses, permits, orders or approvals of any applicable federal, state or local governmental or regulatory body that are necessary to conduct the Business (collectively, "Permits") and each such permit is identified on Schedule 5.9(b). Except as set forth on Schedule 5.9(b),

                  (i)       all such Permits are in full force and effect,

                  (ii) no violations are, or have been within the last twelve months, recorded or observed in respect of such Permit,

                  (iii) there are no proceedings pending or, to Seller's knowledge, threatened, which would result in the revocation, cancellation, limitation or suspension thereof,

                  (iv) none of the rights of the Business under any such Permit will be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement, and

                  (v) no consent or approval of any person is required under any material Permit in connection with the consummation of the transactions contemplated hereby.

         5.10 Actions and Proceedings. Except as set forth on Schedule 5.10 hereof, there are no (i) outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Seller, the Business or the Assets, or to Seller's knowledge, against any person whom the Seller has agreed to indemnify or any current or former officer or director of Seller relating to the Business or the Assets, and (ii) actions, litigations, suits or claims or legal, administrative or arbitral proceedings of any type whatsoever pending, or to the Seller's knowledge, threatened, against or involving Seller, the Business, the Assets, or to Seller's knowledge, against any person whom the Seller has agreed to indemnify or any current or former officer or director of Seller relating to the Business or the Assets.

         5.11 Certain Contracts. Except for the Real Property Leases (if any) listed on Schedule 5.12, the Benefit Plans and Benefit Arrangements listed on
Schedule 5.15 and the contracts listed on Schedule 5.20, Schedule 5.11 sets forth the following contracts (whether oral or written) to which Seller or the Business is a party or by or to which any of the Assets may be bound or subject:

         (i) contracts with any current or former officer, director, employee or consultant of Seller;

         (ii) contracts with any labor union or association representing any employee of Seller;

         (iii) contracts for the sale, transfer or lease of any of Seller's assets other than in the ordinary course of business or pursuant to which Seller sold or transferred, during the last five (5) years, any assets other than in the ordinary course of business;

         (iv) contracts under which Seller agrees to indemnify any party or to share any tax or environmental liability of any party;

         (v) contracts under which Seller purchases or sells goods or services in excess of $100,000 per year (except for invoices or purchase orders in the ordinary course of business);

         (vi) lease agreements for equipment and other personal property with rental costs in excess of $100,000 per year;

         (vii) contracts containing covenants of Seller not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Seller in any line of business or in any geographical area or covenants of Seller to hold certain information confidential;

         (viii) contracts relating to the borrowing or lending of money (including guaranties);

         (ix) material contracts with customers, distributors, brokers, vendors or suppliers;

         (x) contracts relating to the acquisition by Seller of any operating businesses or the capital stock of any other person at any time during the last five (5) years;

         (xi) contracts requiring the payment to any person of an override, rebate or similar commission or fee except for those contracts of Seller which, in the ordinary course of business, require commissions, rebates or fees to be paid;

         (xii) options for the purchase of any property for an aggregate purchase price in excess of $100,000 (except for purchase orders in the ordinary course of business);

         (xiii) management contracts, consulting contracts and other similar agreements with any person;

         (xiv) joint-venture, partnership or other similar agreements;

         (xv) contracts with BCA, Artra or any other affiliate or officer or director of Seller, BCA or Artra;

         (xvi) any other contracts pursuant to the terms of which there is either a current or future obligation or right of Seller to make payments in excess of $50,000 or receive payments in excess of $50,000;

         (xvii) contracts with any governmental or regulatory body;

         (xviii) contracts which can be canceled only upon sixty (60) days' or more notice or only upon the payment of a fee or penalty;

         (xix) contracts with respect to any intellectual property owned or licensed by the Company; and

         (xx) any other contract that is material to the Business.

Except as set forth on Schedule 5.11, (i) all of such contracts are in full force and effect, are binding upon Seller, and after the Closing Date, will be enforceable by Buyer, in accordance with their terms without the consent of any other party, (ii) all liabilities and obligations thereunder requiring performance by Seller on or prior to the Closing Date have been fully satisfied in all respects, (iii) neither Seller nor, to Seller's knowledge, any other party is in breach or default (whether, with notice or lapse of time or both) under any such contract which breach or default, individually or in the aggregate, could have a material adverse effect on the condition of the Business, (iv) no written claim of any such breach or default has been received by Seller, and (v) none of Seller's rights under any such Contracts will be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement. True and correct copies of each of the documents identified on Schedule 5.11 have previously been delivered to Buyer or Buyer's representatives.

         5.12  Real Estate.

         (a) Owned Real Property. Schedule 5.12(a)(1) contains an accurate and complete list of all fee interests in real property and buildings and structures currently owned by the Seller (the "Owned Real Property"), including a description reasonably sufficient to identify each such parcel, the record titleholder of such property and a summary of any leases or other instruments which pertain to the possession or use of such Owned Real Property. The Seller has good and marketable title in fee to all of the Owned Real Property and buildings and structures thereon, free and clear of all liens and encumbrances of any type whatsoever except (i) for the security interests of the Seller's lenders that will be released simultaneously with the Closing; (ii) as disclosed by the title commitments to be obtained by Sellers within forty-five (45) days after the date hereof (the "Title Commitments") to issue the title insurance policies with respect to the Owned Real Property to be delivered at Closing;
(iii) liens for current taxes and assessments not yet due and payable; (iv) any liens or other encumbrances that do not, individually or in the aggregate, materially detract from the value of or materially impair the current use of the Owned Real Property; and (v) such liens and encumbrances disclosed in the surveys of the Owned Real Property certified within six (6) months prior to Closing prepared by a surveyor licensed by the state in which the Real Property is located (the "Surveys") obtained by Seller in contemplation of the Closing hereunder (collectively, the "Permitted Owned Real Property Exceptions").

         (b) Leased Real Property. Schedule 5.12(b) attached hereto is a true and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which Seller currently uses or occupies or has the right to use or occupy, now or in the future, any real property and all amendments and modifications thereto (the land, buildings, and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"). Seller owns all leasehold estates and other rights purported to be granted by the Real Property Leases and has such leasehold estates as is required for the conduct of its business. Seller has heretofore delivered to Buyer or Buyer's representatives true, correct and complete copies of all of the Real Property Leases.

                  Except as set forth on Schedule 5.12(b), (i) Seller is not in default under any Real Property Lease and no written claim of any default thereunder has been received by Seller which has not been cured and, to Seller's knowledge, each landlord named in any of the Real Property Leases is not in default thereunder and no defaults by any such landlord (whether or not subsequently cured) by such landlord have been alleged by Seller thereunder,
(ii) there exists no event which with the passage of time will become an event of default under any of the Real Property Leases, (iii) all rent and other sums and charges payable by Seller under any of the Real Property Leases are current,
(iv) the Real Property Leases are assignable to Buyer without the consent or approval of the landlord thereof or any other third party, (v) the Real Property Leases are in full force and effect, (vi) there are no agreements, written or oral, between Seller and any third parties claiming an interest in Seller's interest in the Real Property Leases or otherwise relating to Seller's use and occupancy thereof, (vii) Seller has not waived any obligation or right in any of the Real Property Leases which would materially affect its interest as tenant under any of the Real Property Leases, and (viii) there are no mechanic's liens affecting the Leased Real Property caused by acts of Seller and all services or materials which have been furnished to the Seller at the Leased Real Property within the past twelve months have been fully paid for.

                  Seller shall assign and deliver to Buyer on or before the Closing, any service contracts, warranties or guaranties covering the roof or any building systems which Seller has the power to assign.

         (c) Entire Premises. The Leased Real Property and the Owned Real Property are sometimes hereinafter collectively referred to as the "Real Property." All of the land, buildings, structures and other improvements used by Seller are included in the Real Property. Except as set forth on Schedule 5.12(c), all of the buildings and structures to the extent owned or leased by Seller are in good condition, ordinary wear and tear excepted, and are suitable for the purposes for which they are being used and each has adequate rights of ingress and egress for the operation of the business of Seller in the ordinary course of business. No building or structure to the extent owned or leased by Seller, or any appurtenance thereto or equipment therein, or the operation or maintenance thereof, violates any restrictive covenants or any provisions of any federal, state, local or foreign law, ordinance or zoning regulation or encroaches on any property owned by others, which violation or encroachment materially interferes with the use or adversely affects the value of such building, structure or appurtenance. No condemnation proceeding is pending or, to the knowledge of Seller, threatened with respect to any of the Real Property or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation. Upon consummation of the transactions contemplated by this Agreement, Buyer will be entitled to continue to use or possess all Real Property currently owned or leased by Seller and used in the Business.

         (d) Space Leases and Options. Except as disclosed in Schedule 5.12(d), there are no leases, subleases, licenses and other agreements (collectively, the "Space Leases") granting to any person any right to the possession, use, occupancy or enjoyment of the Real Property. Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any real property.

         5.13 Title to Tangible Property. Schedule 5.13(a) hereto contains an accurate and complete list of all items of tangible personal property owned or used by Seller and having a net book value of more than $100,000. Except as set forth on Schedule 5.13(b),

         (a) Seller has good and marketable title to all of Seller's tangible assets, including without limitation, the tangible personal property listed on
Schedule 5.13(a) (collectively, the "Tangible Property") free and clear of any lien or other encumbrance except for (i) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable; (ii) assets held or used pursuant to any lease, or (iii) assets sold or otherwise disposed of in the ordinary course of business;

         (b) all of the items of tangible personal property not owned by Seller but used in the Business are in such condition that upon the return of such property to their owners in the current condition of such property, normal wear and tear excepted, at the end of the relevant lease terms or as otherwise contemplated by the applicable agreements with the owners thereof, the obligations of Seller to such owners will be discharged without further action; and

         (c) the Assets include all property, plant, equipment, intangible assets and other rights (other than the Retained Assets) used to conduct the Business by Seller and necessary for Buyer to conduct the Business in substantially the same manner as heretofore conducted by Seller. Rescuers, Inc. (the "Subsidiary") does not own any property, plant, equipment or other assets used to conduct the Business or any other asset of any type whatsoever.

         5.14 Intangible Property. Schedule 5.14(a) sets forth an accurate and complete list of all of Seller's patents, patent applications, registered and unregistered trademarks, copyrights, service marks and trade names, all registrations and applications for any of the foregoing and all permits, grants and licenses running to or from Seller relating to any of the foregoing, that in each case, are utilized in or incident to the conduct of the Business
(collectively, the "Intangible Assets"). Except as set forth on Schedule 5.14(b), Seller has the right to use, free and clear of any rights of others, and has good and marketable title to, all Intangible Assets and to all trade secrets, know-how, inventions, formulae, processes and technology utilized in or incident to the conduct of the Business as presently conducted (collectively, "Trade Secrets"). Except as set forth on Schedule 5.14(b), Seller has no knowledge and has not received written notice of (i) any adversely held patent, invention, trademark, copyright, service mark, trade name or other right of any other person, or of any claim of any other person, relating to any of the Intangible Assets or the Trade Secrets, or (ii) any infringement by others of any Intangible Assets, Trade Secrets or other intellectual property rights of Seller. Except as set forth on Schedule 5.14(b), Seller (i) has not asserted during the past two (2) years any claim of infringement, misappropriation or misuse with respect to any of the Intangible Assets or the Trade Secrets and
(ii) is not in breach or default under any permit, grant or license running to or from Seller relating to any of the foregoing.

         5.15 Employee Benefit Plans.

                  5.15.1 Schedule 5.15 sets forth a true and complete list of all "Benefit Plans" (as such terms are defined in Article 8). None of the Benefit Plans is a multi-employer plan as defined in Section 3(37) of ERISA or is a plan which covers any employees of any trade or business (other than Seller's Business) under common control with Seller and which, together with Seller, are treated as a single employer within the meaning of Sections 414(b),(c),(m) or (o) of the Code.

                  5.15.2 Seller has delivered or made available to Buyer true and complete copies of: (i) all plan texts and agreements relating to each
Benefit Plan; (ii) annual reports (Forms 5500) and periodic reports, if any, with respect to each Benefit Plan for the last year; (iii) the most recent actuarial valuation report and financial statement for the last year and the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan that is a "pension plan," as defined under Section 3(2) of ERISA or is intended to be qualified under Section 403(a) of the Code;
(iv)  the most  recent  summary  plan  description,  each  summary  of  material modifications, the most recent employee handbooks and other material communications to its employees; (v) any forms 5310 filed by Seller in the last three (3) years; (vi) the most recent PBGC Form 1 for each Benefit Plan that is a pension plan; and (vii) the form of notice under Section 4980B of the Code and a list of the employees who were eligible to receive such notice during the 18-month period prior to the Closing Date.

                  5.15.3 Except as noted on Schedule 5.15, with respect to each Benefit Plan: (i) Seller has timely made all required payments and contributions due from it to date, and all amounts required to be accrued to date (under the terms of such Benefit Plans and in accordance with law) as liabilities of Seller which have not been paid have been properly recorded on the books of Seller if required by generally accepted accounting principles, including, any required accruals under any Benefit Plan that is a pension plan for any period up to and including the Closing Date; (ii) Seller and the administrators, trustees and other fiduciaries have complied with, and each such Benefit Plan materially conforms to, in form and operations, all applicable laws and regulations, including, without limitation, ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1986 and the Code (as such term is defined in Article 8) and each such plan or arrangement that is intended to be "qualified" within the meaning of Section 401(a) or 403(a) of the Code has been determined by the Internal Revenue Service to be qualified (or the time for making application to the Internal Revenue Service for such determination and making any retroactive amendment required for the issuance thereof has not expired); (iii) there are no actions, suits or claims or proceedings pending (other than routine claims for benefits) before any court or governmental or regulatory body or, to Seller's knowledge, threatened, with respect to any Benefit Plan, against the assets of any such plan or arrangement or against the plan sponsors, administrators or fiduciaries; (iv) Seller has not incurred, and does not reasonably expect to incur, any liability with respect to any Benefit Plan that is or was subject to Title IV of ERISA, whether to the Pension Benefit Guaranty Corporation or otherwise; and (v) there has been no act or omission of Seller which would constitute a "prohibited transaction" under Section 406 of ERISA or section 4975 of the Code that would subject Seller or the Benefit Plans to an excise tax or civil penalty under section 4975 of the Code or Section 502(i) of ERISA.

                  5.15.4 Except as set forth in Schedule 5.15, no Benefit Plan that is a "pension plan" (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA has been terminated or merged; no proceeding has been initiated to terminate any such plan; no "reportable event" within the meaning of Section 4043(b) of ERISA has occurred or is expected to occur (other than as a result of this transaction); and Seller has not incurred any liability, whether to the Pension Benefit Guaranty Corporation or otherwise, except for required premium payments, which payments have been made when due. To Seller's knowledge, no event has occurred, and there exists no condition or set of circumstances which presents a material risk of the partial termination of any such plan.

                  5.15.5 No such plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived. For each Benefit Plan subject to either section 412 of the Code or section 302 of ERISA, (i) such plan is fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of termination of such Benefit Plan and such plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are individually and in the aggregate reasonable, (ii) other than any fluctuation in market value of readily tradeable securities, to the knowledge of Seller, there is no reason to believe that as of the Closing, the relationship between the assets and liabilities of any such Benefit Plan will have materially worsened since the date of its most recent actuarial valuation report, and (iii) each such valuation report was based on census and trust data furnished by the Seller, which was substantially complete and accurate.

                  5.15.6 With respect to each Benefit Plan which is a "welfare plan" (as described in section 3(1) of ERISA): (i) except as set forth on
Schedule 5.15, no such plan provides medical or death benefits with respect to current or former employees of Seller beyond their termination of employment other than coverage mandated by law, and (ii) each such plan has been administered in compliance with COBRA, Part 6 of Subtitle B of Title I of ERISA and 4980B(f) of the Code.

                  5.15.7 The consummation of the transactions contemplated by this Agreement by itself and without consideration of subsequent events will not
(i) entitle any current or former employee of Seller to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any such employee or former employee.

                  5.15.8 No Benefit Plan is a "multiple employer plan," within the meaning of the Code or ERISA or the regulations promulgated thereunder, or a "multi-employer plan" as defined in section 4001(a)(3) or ERISA, and Seller has never made any contributions to or participated in any "multiple employer plan" or "multi-employer plan" (as defined above). Neither Seller nor any ERISA affiliate has withdrawn a complete or partial withdrawal from any multi-employer plan, nor has any of them incurred any liability due to the termination or reorganization of a multi-employer plan or otherwise which have not been completely satisfied. Seller will not have any withdrawal liability under
Section 4201 of ERISA or other liability due to any such multi-employer plan which it would not have had the transactions not occurred in accordance with the terms of this Agreement.

         5.16  Employee Relations.

         (a) Except as set forth on Schedule 5.16, Seller is not a party to nor in any way bound by any union or collective bargaining contract relating to it's employees. Seller has not during the last three (3) years had, nor to Seller's knowledge, is there now or has there been threatened, any union organizing efforts, strikes, pickets, work stoppages, work slowdowns, lockouts, material arbitrations, material charges of unfair labor practice or grievances or other material labor disputes against Seller.

         (b) Except as set forth in Schedule 5.16, there are no written charges or written complaints of discrimination pending or, to Seller's knowledge, threatened before any court or the Equal Employment Opportunity Commission or any state or local agency, and to Seller's knowledge, no basis for any such claim exists. There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Business which if resolved against Seller could result in a material liability. Except as set forth in Section 5.16, there are no pending complaints, charges or claims made against Seller, or to the Seller's knowledge, no such claims threatened by any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Seller of any individual. Except as set forth in Schedule 5.16, there has been no mass layoff or "plant closing" as defined by Workers Adjustment and Retraining Notification Act of 1988 with respect to Seller within the six (6) months prior to Closing.

         (c) To Seller's knowledge, Seller does not presently employ, and at no time during the past year did Seller employ, any illegal alien.

         (d) Except as set forth on Schedule 5.16, no unions or other collective bargaining units have been or are required to be certified or recognized by Seller as representing any of its employees and to Seller's knowledge there are no existing union organizing efforts with respect to any of it's employees.

         (e) Seller has complied with all applicable laws (including the Immigration Reform and Control Act of 1986) respecting employment, hours and wages, social security, withholding and payment of taxes, discrimination, safety and health with respect to employees and employment practices, terms and conditions except for immaterial non-compliance.

         (f) Schedule 5.16 sets forth the name, job title or position and total compensation paid by Seller to each employee of as of the date set forth in such schedule.

         5.17 Insurance. Schedule 5.17 sets forth a complete and accurate list (specifying the insurer, describing each pending claim thereunder of more than $100,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof) of all policies of property, life, fire, theft, business interruption, employee fidelity, health, casualty, liability, workers' compensation, products liability, vehicular and other forms of insurance owned or held by or beneficially for Seller. All premiums that have become due with respect to such policies with respect to the period ending on the Closing Date have been paid or will be paid prior to Closing. With respect to the Business:
(a) all insurance listed on Schedule 5.17 has been issued under valid and enforceable policies or binders for the benefit of Seller, (b) all such policies or binders are in full force and effect and no notice of cancellation or termination or non-renewal has been received with respect to any such policy, and insure against all risks of a character and in amounts as are customarily insured against by enterprises in operations similar to the Business, (c) there are no pending or asserted material claims against such insurance by Seller to which the insurers have denied liability, (d) none of the rights of Seller under any of such insurance policies or binders will be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement, and (e) such policies are in amounts customary for the industry in which Seller operates.

         5.18 Officers, Directors and Key Employees. Schedule 5.18 sets forth the name of each person who is now (i) an officer or director of BCA or Seller and (ii) an employee, consultant, agent or other representative of Seller whose annual rate of compensation (including bonuses and commissions) exceeds or exceeded $150,000 (and the amount of such compensation of such employee). Except as set forth on Schedule 5.18, Seller is not a party to any commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any person. None of the persons referred to in clause (ii) of the first sentence of this Section 5.18 currently holding such a position has indicated that he or she is unwilling to continue employment under terms and conditions substantially similar to those under which such employee is currently employed or that he or she will cancel or otherwise terminate such person's relationship upon the sale of the Business.

         5.19 Operations of Seller. Except as set forth on Schedule 5.19, since December 31, 1997, Seller has operated the Business in the ordinary course, managed it's working capital consistent with it's historical practices of the past three (3) years, made substantially all planned capital expenditures required to support the existing operations of the Business, and since December 31, 1997, neither the Seller nor the Business has

         (i) waived any material right under any contract or other agreement;

         (ii) made any change in its accounting methods or practices or made any change in depreciation, amortization or reserve policies or rates;

         (iii) changed any of its material business policies or practices (including, without limitation, credit, advertising, marketing, inventory and stocking, pricing, sales, capital or strategic policies and practices);

         (iv) made any wage or salary increase, or any payment or commitment to pay any severance or benefits to any of its officers, directors or employees other than in the ordinary course of business, nor entered into any employment, severance or consulting contract with any director, officer or employee, nor made any change in the terms of any Benefit Plan;

         (v) received notice from any customer as to such customer's intention not to conduct business with Seller, the results of which loss of business, individually or in the aggregate, were, or may reasonably be expected to be, material; or lost or canceled any customer or customers to which Seller either sold goods in excess of $100,000 or to which, together with all other lost or canceled customers it sold goods in excess of an aggregate of $500,000 during the last fiscal year; or

         (vi) incurred or assumed any debt, obligation, trade payable or liability for which Seller is liable (whether absolute or contingent and whether or not currently due and payable) except for normal trade or business obligations consistent with past practices or obligations under Assumed Contracts;

         (vii) except for inventory or equipment acquired in the ordinary course of business and as consistent with past practices, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

         (viii) paid, directly or indirectly, any of Seller's liabilities before the same became due in accordance with their terms or, other than in the ordinary course of business, deferred the payment of any liabilities or changed its payable levels;

         (ix) accelerated the collection, directly or indirectly, of any of its accounts receivable other than in the ordinary course of business or deferred the collection of any such accounts other than in the ordinary course of business;

         (x) deferred or delayed the purchase of any raw materials or inventory other than in the ordinary course of business or changed its inventory levels;

         (xi) made any payments from Seller to or for the benefit of, or enter into any transactions with, Artra, BCA, the Subsidiary or any affiliate of Seller or declared any dividend or made any other payment or other distribution in respect of Seller's capital stock;

         (xii) purchased, redeemed, issued, sold or otherwise acquired or disposed of any shares of Seller's capital stock or granted any options, warrants or other rights to purchase or convert any obligations into shares of capital stock, warrants or options;

         (xiii) transferred any assets, properties or rights of Seller to Artra, BCA, the Subsidiary or any of their respective stockholders, employees or affiliates;

         (xiv) other than in the ordinary course of business consistent with past practices, permitted or allowed any of Seller's property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens permitted under Sections 5.12 and 5.13;

         (xv) other than in the ordinary course of business and consistent with past practices, written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable;

         (xvi) other than in the ordinary course of business, canceled any debts or waived any claims or rights of substantial value;

         (xvii) other than in the ordinary course of business at prices, on terms and in quantities consistent with past practices, sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible);

         (xviii) other than in the ordinary course of business, disposed of any rights to the use of any Intangible Asset or Trade Secret, or disposed of, or disclosed to any person (other than representatives of Buyer), any Trade Secret not theretofore a matter of public knowledge;

         (xix) made any loan or advance to Artra, BCA, the Subsidiary or any of their respective officers, directors, employees, consultants or stockholders (other than travel advances made in the ordinary course of business) or made any other loan or advance otherwise than in the ordinary course of business;

         (xx) deferred or delayed any maintenance on any of the Assets or any planned capital expenditures;

         (xxi) failed to maintain its insurance in full force and effect other than in the ordinary course of business, entered into any material contract or other agreement or other material transaction;

         (xxii) engaged in any other transaction other than in the ordinary course of business; or

         (xxiii) agreed to do any of the foregoing.

         5.20 Potential Conflicts of Interest. Except as described on Schedule 5.20, neither Artra, BCA, the Seller nor any of their respective affiliates nor any of their respective officers, directors, employees, nor to the knowledge of Seller, any of the family members of any such person or any entity in which any such person has any equity interest (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property or any of the assets, properties or rights or real property that Seller uses in the conduct of its business, or
(ii) has an interest in any contract, agreement or arrangement pertaining to Seller or the Business, or (iii) owes any money to Seller or the Business or has any cause of action against Seller or the Business, or (iv) to Seller's knowledge, owns, directly or indirectly, any person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of Seller, or
(v) has purchased products or services from Seller or provided products or services to Seller.

         5.21 Banks, Powers of Attorney. Schedule 5.21 sets forth (i) the name of each bank, trust company or other financial institution with which Seller has an account, credit line or safe deposit box or vault; and (ii) the name of each person authorized by Seller to draw thereon or to have access to any safe deposit box or vault. At the Closing, Seller shall deliver to Buyer copies of all records, including signature or authorization cards, pertaining to such bank accounts. Except as set forth on Schedule 5.21, Seller has not given any power of attorney which is currently in effect, whether limited or general, to any person, firm, corporation or otherwise.

         5.22  Suppliers and Customers.

         (a) Schedule 5.22(a) sets forth a true, complete and accurate list of the ten (10) largest suppliers of Seller in terms of purchases during the twelve
(12) month period ended June 30, 1998 showing the approximate total purchases by Seller from each such supplier during such period. Except to the extent set forth in Schedule 5.22(a), during such twelve-month period, there has not been any significant change in the business relationship of Seller with any supplier named in Schedule 5.22(a) and Seller is not engaged in any dispute with any of such suppliers. Seller has no indication, and has no reason to believe, that any of its suppliers will modify or terminate their relationship as a result of the consummation of the transactions contemplated hereby.

         (b) Schedule 5.22(b) sets forth a true, complete and accurate list of the twenty (20) largest customers of Seller in terms of purchases during the twelve (12) month period ended June 30, 1998, showing the approximate total sales by Seller to each such customer during such period. Except to the extent set forth in Schedule 5.22(b), during such twelve-month period there has not been any significant change in the business relationship of Seller with any customer named in Schedule 5.22(b) and Seller is not engaged in any dispute with any such customers. Seller has no indication, and has no reason to believe, that any of its customers will materially modify or terminate their relationship with Seller as of result of the consummation of the transactions contemplated hereby.

         5.23     Assets and Inventory.

         (a) The assets and properties owned, operated or leased by Seller and used in its businesses are, in the aggregate, in a good state of repair and operating condition, and are fit for their intended purposes and constitute all of the assets and properties necessary to operate the business.

         (b) Net of the reserve applicable to inventory, as set forth on the Financial Statements, the inventory of Seller is in good and marketable condition, and is salable in the ordinary course of business consistent with past practices.

         (c) Seller has no reason to believe that any of the inventory of Seller, net of the reserve applicable thereto, as set forth on the Financial Statements, will not be salable or returnable by Seller in the ordinary course of business in accordance with past practices.

         (d) The quantities of all lines of inventory and supplies of Seller are reasonable and warranted in the present set of circumstances.

         5.24     Accounts Receivable and Accounts Payable.

         (a) The accounts and notes receivable of Seller, reflected on the Financial Statements or arising after the date thereof arose from the sale of inventory, assets, or other services, in each case in the ordinary course of business of Seller, are not subject to any counterclaim or set-off and reflect extensions of credit consistent with past practices of Seller. The reserves for accounts and notes receivable of Seller set forth in the Financial Statements are adequate to reserve for all such existing receivables of Seller that are or become uncollectible in the ordinary course of business, and such reserves were calculated in a manner consistent with past practices and in accordance with generally accepted accounting principles, consistently applied. The current average age of all such accounts and notes receivable is not materially greater than the average age of those receivables reflected on the Financial Statements.

         (b) The accounts payable of Seller reflected on the Financial Statements or arising after the date thereof are the result of bona fide transactions in the ordinary course of business, and were paid or are not yet due and payable, or will be paid in the ordinary course of business. The current average age of all such payables is not materially greater than the average age of those payables reflected on the Financial Statements.

         5.25 Taxes. (a) Except as set forth on Schedule 5.25, Seller has duly and timely filed, and Seller will duly and timely file prior to the Closing, all Tax Returns required to be filed on or prior to the date hereof or the Closing Date, respectively, which Tax Returns are or will be true, correct and complete in all material respects. Seller has duly and timely paid, and Seller will duly and timely pay, all Taxes due and payable by Seller in respect of all periods up to and including the date of this Agreement and the Closing Date, respectively (whether or not shown on any tax return). Seller has properly accrued on Seller's books and records, including the Audited Financials and the Financial Statements, all Taxes payable by Seller but not yet due in respect of all periods up to and including the date of this Agreement and will properly accrue all Taxes payable by Seller but not yet due for all periods up to and including the Closing Date. The reserves for Taxes (not including any reserve for deferred Taxes established to reflect timing differences between book and tax income) reflected on Seller's books and records, including the Audited Financials and the Financial Statements, are sufficient for the payment of all Taxes incurred or that may be incurred through the date thereof and, as adjusted for the passage of time, through the Closing Date in accordance with the past custom and practice of Seller in filing its Tax Returns. Except as set forth on Schedule 5.25, no claim has ever been made by any Taxing Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Tax by that jurisdiction. There are no security interests on any of the assets of Seller that arise in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Except as set forth in Schedule 5.25, (i) no Taxing Authority has asserted in writing any adjustment that could result in an additional Tax for which Seller is or may be liable, (ii) there is no pending proceeding relating to any Tax for which Seller is or may be liable and no written notification has been received that a proceeding is threatened or contemplated by any Taxing Authority, (iii) no statute of limitations with respect to any Tax for which Seller is or may be liable has been waived or extended, (iv) there is no outstanding power of attorney authorizing anyone to act on behalf of Seller in connection with any Tax, Tax Return or proceeding relating to any Tax, (v) there is no outstanding closing agreement, written ruling request, written request for consent to change a method of accounting, subpoena or written request for information with or by any Taxing Authority with respect to Seller, its income, assets or business or any Tax for which Seller is or may be liable, (vi) Seller is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (vii) since December 31, 1997, Seller has not changed any method of accounting or accounting practice or procedure, (viii) Seller is not the beneficiary of any extension of time within which to file any Tax Return, (ix) neither the Seller nor any director or officer (or employee responsible for Tax Matters) of Seller expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed, and (x) there is no dispute or claim concerning any Tax Liability of Seller as to which Seller has knowledge based upon personal contact with any agent of such Taxing Authority.

                  (c) Schedule 5.25 sets forth the status of federal income tax audits of the returns for Seller for each fiscal year for which the statute of limitations has not expired. Each return filed by Seller for which the federal income tax audit has not been completed accurately reflects the amount of its tax liability for such period. Seller has made available to Buyer correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by Seller since December 31, 1996.

                  (d) Schedule 5.25 sets forth the status of state and local tax audits of the returns for Seller for each fiscal year for which the statute of limitations has not expired. Each return filed by Seller for which the state and local tax audit has not been completed accurately reflects the amount of its tax liability for such period.

                  (e) Schedule 5.25 sets forth all federal tax elections under the Code that are in effect with respect to Seller for the fiscal years ended December 31, 1996 and December 31, 1997.

                  (f) Seller has properly withheld and timely paid all withholding and employment taxes which it was required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees and other persons. All Forms W-2 and 1099 required to be filed by Seller have been timely and properly filed.

                  (g) Seller is and has always been taxable as a corporation for Tax purposes.

                  (h) Seller has not filed a consent under Code ss.341(f) concerning collapsible corporations. Seller has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. Seller has not been a United States real property holding company within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Seller (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any person (other than Seller) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         5.26  Certain Environmental Conditions.

         (a) For the purposes of this Agreement, the following terms shall have the meanings hereinafter specified:

                  "Environment" includes, without limitation, navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, plant life and animal life of the earth;

                  "Environmental Laws" means federal, state and local laws, and the rules, regulations, codes, orders, decrees, judgments, injunctions, licenses and permits issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, including, but not limited to, the 1990 Clean Air Act Amendments, common law (including, without limitation, the common law relating to nuisance and strict liability), laws relating to the Release or threatened Release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances;

                  "Hazardous Substance" means any pollutant or contaminant, hazardous or toxic substance, hazardous or toxic waste, or hazardous or toxic constituent, including, without limitation, petroleum or petroleum-derived substance or waste, asbestos, urea formaldehyde and polychlorinated biphenyls, or any constituent of any such substance or waste;

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migration into the indoor or outdoor Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property; and

                  "Remedial Action" means all actions necessary to (a) clean up, remove, treat or in any other way adjust Hazardous Substances in the indoor or outdoor Environment, (b) prevent the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring with respect to the matters described in clause (a) and (b).

         (b) Except as set forth on Schedule 5.26 hereto:

                           (i) There are no waste disposal  sites located on the
Real Property and there are no underground storage tanks currently or previously located on the Real Property and there are no polychlorinated biphenyls ("PCBs") or asbestos-containing materials ("ACMs") present at the Real Property except for those PCBs which are contained in transformers that comply with applicable Environmental Laws and except for those ACMs that have been properly encapsulated or otherwise remediated in compliance with applicable Environmental Laws;

                           (ii)  There  have   been   no  Releases of  Hazardous
Substances occurring on or from the Real Property; and

                           (iii) There  are   no  off-site   waste  disposal  or
treatment sites which are or have been used by Seller.

         (c) Seller and the Real Property are in compliance with all applicable Environmental Laws and Seller has not received any written communication from any governmental or regulatory body or third party that alleges that Seller or the Real Property is not in compliance with applicable Environmental Laws.

         (d) Seller has obtained and is in compliance with all environmental, health and safety permits, approvals, certificates and authorizations required for its operations (collectively, the "Environmental Permits") and all of Seller's Environmental Permits are in good standing and full force and effect and Seller is in compliance with all terms and conditions of the Environmental Permits and no proceeding for the suspension or cancellation of any of them is pending, or to the knowledge of Seller, threatened.

         (e) No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of Seller, threatened, by any federal, state or local governmental or regulatory agency or authority (i) with respect to any alleged violation by Seller of any Environmental Law or any alleged violation relating to any Real Property; or (ii) with respect to any alleged failure by Seller to have or comply with any Environmental Permit; or (iii) with respect to any use, possession, generation, treatment, storage, recycling, transportation or arrangement for transportation or disposal (collectively, "Management") of any Hazardous Substances by or on behalf of Seller.

         (f) Seller has not received any request for information, notice of claim, complaint, demand or notification that it is or may be responsible or potentially responsible or liable with respect to any threatened or actual
Release of any Hazardous Substance. To Seller's knowledge, no Hazardous Substance Managed by Seller is located at any site which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended ("CERCLA"), on the Comprehensive Environmental Response Compensation and Liability Information
System ("CERCLIS") or on any similar state list, or which is the subject of federal, state or local enforcement actions or other assertion that remediation may be required. No written notification of a Release or threat of Release of a Hazardous Substance has been filed by or on behalf of Seller or in relation to any real property included in the Real Property.

         (g) No Hazardous Substances have been Managed on any Real Property in a manner which is in violation of any Environmental Law.

         (h) There are no environmental liens on any properties owned or leased by Seller and no actions by any federal, state or local governmental or regulatory agency or authority have been taken or are in process or pending that could subject any of such properties to such liens.

         (i) Seller has delivered to Buyer true, complete and correct copies (i) of all reports, studies, site assessments, audits, analyses, tests or monitoring possessed by Seller pertaining to Hazardous Substances in, on, beneath or adjacent to any Real Property conducted since January 1, 1993 pertaining to or regarding the compliance of Seller or any Real Property with applicable Environmental Laws, and (ii) of all known material correspondence from any governmental or regulatory body or any other third party relating to environmental matters since January 1, 1993.

         5.27 Certain Business Practices. To Seller's knowledge, no officer, director, employee or stockholder of Seller has, directly or indirectly, within the past five (5) years, given or agreed to give (other than in the ordinary course of business and not in violation of law) any gift or similar benefit to any customer, supplier or governmental employee.

         5.28 Minute Books. All material corporate actions which has heretofore been taken by the shareholders of Seller or the board of directors of Seller or by any committee of any such board, is properly and accurately recorded in the corporate minutes of Seller. Complete and accurate records with respect to the issuance, transfer, redemption and cancellation of shares of capital stock of Seller are contained in the stock record books of Seller. Such minute books and stock records books have been made available to Seller and its counsel for review and copying.

         5.29 Conduct of Business. The only business or activities presently conducted by Seller is the paper sheet and paper bag converting operations conducted primarily out of the Seller's Chicago, Illinois and Baxter Springs, Kansas manufacturing facilities.

         5.30 Full Disclosure. To the knowledge of Seller, all documents, contracts, instruments, certificates, notices, consents, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. To the knowledge of the Seller, no statement, representation or warranty of the Seller contained in this Agreement and no Document furnished by or on behalf of the Seller to Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

5.31 Vote Required. The affirmative vote of the holders of at least a majority of the votes cast by all shareholders of Artra entitled to vote thereon is the only vote of the holders of any class or series of capital stock or other securities of Artra, BCA or Seller necessary to approve this Agreement and the transactions contemplated by this Agreement.

         5.32 Content of Proxy Statement and Other Filings

                  (a) Neither the Proxy  Statement  (as  hereinafter  defined in
Section 7.14) nor any amendments thereof or supplements thereto will, on the date the same is first mailed to the Shareholders and at the time the Artra Special Meeting (as hereinafter defined in Section 7.14) is convened, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) None of the information with respect to Artra, BCA, Seller or any of their affiliates that has been supplied by Artra, BCA, Seller or any of their affiliates or any of their accountants, counsel or other authorized representatives in writing specifically for use in any other filing with the Securities and Exchange Commission (the "SEC") that may be required in connection with this Agreement will, at the time of such filing, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) The Proxy Statement shall comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended.

         5.33 Ownership of Stock. On the date of this Agreement, the Principal Shareholders (as hereinafter defined) own beneficially and are the record owners of, and are entitled to vote in accordance with applicable provisions of the Certificate of Incorporation of Artra, 831,380 shares of Artra's common stock. The Principal Shareholders have not pledged or otherwise encumbered or transferred any shares of Artra's common stock owned by them in a manner that would prevent them from satisfying their obligations under this Agreement.

6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

         6.1 Due Formation and Authority. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

         6.2 Authority to Execute and Perform Agreement. Buyer has the full limited liability company power and authority required to enter into, execute and deliver this Agreement and the other Transaction Documents to be entered into in connection with the Closing of the transactions contemplated hereby, and to perform fully its obligations hereunder and thereunder. This Agreement has and the other Transaction Documents to be delivered at the Closing will be, duly authorized, executed and delivered by Buyer and (assuming the due authorization, execution and delivery hereof by Seller, BCA, Artra and the Principal Shareholders) each is, or upon execution by Buyer will be, the valid and binding obligation of Buyer enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

         6.3 No Breach. The execution, delivery and performance of this Agreement by Buyer and the performance of its obligations hereunder will not (i) violate, conflict with or result in the breach of any provision of the operating agreement or other organization documents; (ii) violate, result in the breach of, or default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms of any material contract (written or oral) or other material agreement to which Buyer is a party or to which it or any of its assets or properties may be bound or subject; (iii) result in the creation or imposition of any lien, security interest or other encumbrance upon the assets or the properties of Buyer (other than pursuant to the terms of any credit agreement or any collateral document relating to the financing of the Purchase Price (the "Financing Documents")); (iv) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Buyer or upon the assets of Buyer; or (v) violate any statute, law or regulation of any jurisdiction, which violation could have a material adverse effect on the condition of Buyer.

         6.4 Approval of Transaction. Except for the expiration of the waiting period under the HSR Act, no other approval, authorization, license, permit or other action by, or filing with, any federal, state, municipal or other governmental or regulatory body is required, which has not been obtained, in connection with the execution and delivery of this Agreement by Buyer.

7. Covenants and Agreements. The parties covenant and agree as follows:

         7.1 Conduct of Business Prior to the Closing. From the date hereof through the Closing Date, Artra, BCA and Seller, jointly and severally agree, that Seller shall:

         (a) operate its business only in the usual, regular and ordinary manner consistent with past practices and, to the extent consistent with such operation, use its best efforts to preserve its present business operations, organization and goodwill intact, keep available the services of its present officers and employees and preserve its present relationships with Persons having business dealing(s) with it;

         (b) maintain all of its assets and properties in their current condition and maintain insurance upon all of such assets and properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date hereof on such properties and with respect to such business;

         (c) maintain all of its licenses and Permits in full force and effect;

         (d) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior year; comply with all laws and contractual obligations applicable to it and to the conduct of its business; and perform all of its obligations without default;

         (e) not amend its Restated Certificate of Incorporation or by-laws; not enter or agree to enter into any merger or consolidation with, or sale of all or a substantial part of its assets to, any corporation or other entity; and not change the character of its business in any manner;

         (f) not make any change in the number of shares of its capital stock authorized, issued or outstanding; and not grant or issue any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock;

         (g) not declare, pay or make any dividend, whether payable in cash, stock or property, and not make any other distribution or payment in respect of shares of its capital stock; and not purchase or redeem any of such shares or dispose of any evidence of indebtedness or other security of Seller;

         (h) (i) not increase in any manner the compensation of any of its directors, officers or other employees, except increases under existing union contracts and except as otherwise in the ordinary course of business and consistent with past practices, (ii) not pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any existing Benefit Plan, any agreement or arrangement to any such director, officer or employee, whether past or present, (iii) not grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of Seller and except as otherwise in the ordinary course of business and consistent with past practices, or (iv) except as may be required to comply with applicable law, not become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, and not to amend any of such plans or any of such agreements in existence on the date hereof;

         (i) (i) not incur, assume, or acquire any obligation or liability (contingent or otherwise) except normal trade or business obligations incurred in the ordinary course of Seller's business and consistent with its past practices, (ii) not discharge or satisfy any lien or other encumbrance, or pay any obligation or liability (fixed or contingent), except in the ordinary course of business, (iii) not mortgage, pledge or subject to any lien or other encumbrance, any of its assets (whether tangible or intangible), (iv) not sell, assign, transfer, convey, lease or otherwise dispose of or agree to sell, assign, transfer, convey, lease or otherwise dispose of any of its assets properties (other than its products pursuant to routine invoices in the ordinary course of business) or any other material right, without the prior written consent of Buyer, (v) not cancel or compromise any debt or claim, or waive or release any right, without the prior written consent of Buyer, (vi) not transfer or grant any right under any of its concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, servicemarks, brandmarks, copyrights or the like, or with respect to any know-how, (vii) not modify, change or terminate any existing license, lease, contract or other document referred to in Schedule 5.11, 5.12 and 5.14, (viii) not make any capital expenditures, except as provided in Seller's capital budget attached hereto as
Schedule 7.1(i) or except in the ordinary course of business consistent with past practices, aggregating in excess of $250,000, or enter into any commitment therefore, (ix) not enter into any collective bargaining agreement or, through negotiation (the status of which will be regularly communicated to Buyer) or otherwise, make any commitment or incur any liability to any labor organization without the prior written consent of Buyer, (x) not make any charitable contribution, (xi) not introduce any material change with respect to the operation of the Business, including its method of accounting (either for financial or tax reporting), and (xii) not enter into any transaction or make any contract or commitment which by reason of its size or otherwise is not in the ordinary course of business;

         (j) not make any change in the banking and safe deposit arrangements reflected in Schedule 5.21 without prior written notice to Buyer, giving the details of such change;

         (k) conduct the Business on a basis consistent with the ordinary course of business and not inconsistent with the past practices;

         (l) not make any renovation of property involving any substantial obligation on the part of Seller;

         (m) not take any of the actions described in Section 5.19 without the Buyer's prior written consent; and

         (n)  not  agree  to  take  any  of the  actions  specified  in  clauses
(e),(f),(g),(h),(i),(j) or (l) above.

         7.2 No Breach of Warranties. From the date hereof through the Closing Date, each of the parties hereto agrees that it shall not enter into any transaction, and shall use all reasonable efforts not to permit any event to occur which would result in any of the representations and warranties of such party contained in this Agreement not being true and correct in any material respect at and as of the time immediately after the occurrence of such transaction or event.

         7.3 Updating of Information. From the date hereof through the Closing Date, each of the parties hereto shall promptly deliver to the other parties any information concerning events subsequent to the date of this Agreement which is necessary to supplement the information contained in or make a part of the representations and warranties contained herein, including the Schedules hereto, in order that the information herein be complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not in any manner be deemed to cure or constitute a waiver of (or affect the right of any party with respect to) any breach of any representation, warranty or covenant contained in this Agreement or have any effect for purposes of determining satisfaction of the conditions precedent hereto.

         In addition, until the Closing, Seller will promptly notify Buyer of any lawsuits, claims, proceedings or investigations, which are threatened or commenced against Seller, or against any officer or director, which may relate to, or affect, the Business or this Agreement or the transactions contemplated hereby.

         In addition, until the Closing, Seller shall promptly notify Buyer of any event, occurrence, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material adverse change in the condition of the Business.

         7.4 Acquisition Proposal.

         (a) Prior to the Closing Date, Artra, BCA and Seller agree that none of them, nor any of their respective subsidiaries or affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, (i) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Artra, BCA or Seller or the sale or other disposition of all or any significant part of the assets or capital stock of Artra, BCA or Sellers (an "Acquisition Transaction") (except that Artra and BCA may engage in discussions relating to (x) Artra's or BCA's acquisition of the assets, business or capital stock of a third-party or (y) sale of any of Artra's or BCA's assets which are unrelated to the Seller or the Business, provided that such transactions do not in any way delay or interfere with the approval of Artra's shareholders described in Section 5.31 hereof or with the closing of the transactions contemplated by this Agreement (collectively, a "Permitted Transaction")), or (ii) except in connection with Permitted Transactions, negotiate, explore or otherwise engage in discussions with any person (other than Buyer and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the transaction contemplated by this Agreement; provided, however, that Artra, BCA and Seller may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to and engage in discussions and negotiations with such third party, but only if the Board of Directors of Artra determines in good faith, after consultation with its financial advisors and based upon the written advice of independent Delaware counsel, that failing to take such action would result in a breach of the fiduciary duties of such Board of Directors under applicable law. It is understood and agreed, without limitation of Artra's, BCA's and Seller's obligations, that any violation of this Section 7.4 by any director, officer, attorney or other advisor or representative of Artra, BCA or Seller, whether or not such person is purporting to act on behalf of Artra, BCA or Seller, or otherwise, shall be deemed to be a breach of this Section 7.4.

         (b) From and after the date hereof, Artra, BCA and Seller agree that each of them, their subsidiaries and affiliates, and the representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussion or negotiations with any person (other than the Buyer and its representatives) conducted heretofore with respect to any Acquisition Transaction. Artra agrees to promptly advise Buyer in writing of the existence of (x) any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any such information requested from, or any negotiations or discussions sought to be initiated or continued with, Artra, BCA, Seller, their subsidiaries or affiliates or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person (other than Buyer and its representatives) with respect to an Acquisition Transaction, and (y) the terms thereof, including the identity of such third party and the terms of any financing arrangement or commitment in connection with such Acquisition Transaction, and to update on an ongoing basis or upon the Buyer's reasonable request, the status thereof. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by a person (or group) (other than Buyer or any of its subsidiaries) with respect to an Acquisition Transaction on terms which, as determined by the Board of Directors of Artra in good faith and in the exercise of reasonable judgment (based on the advice of independent financial advisors and independent Delaware counsel), would be more favorable to Artra and its shareholders than the transactions contemplated hereby.

         7.5 Further Actions. Each of the parties hereto agrees to (a) execute and deliver such instruments and take such other actions as may reasonably be required to carry out the purposes and intent of this Agreement, and (b) use its reasonable best efforts, so that the conditions precedent to the obligations of the other parties hereto set forth in this Agreement are satisfied. In addition, each of the parties hereto shall use its reasonable best efforts to obtain consents of all third parties and governmental bodies (including under the HSR
Act)necessary for the consummation of the transactions contemplated by this Agreement. Seller agrees to (i) provide Buyer with a copy of the Title Commitments within forty-five (45) days after the date hereof and (ii) repay the indebtedness and release the liens described in Section 9.9 hereof immediately prior to Closing.

         7.6 Due Diligence.

         (a) Prior to the Closing Date, Seller shall (i) give to Buyer and to Buyer's counsel, accountants and other representatives (including financing sources), during normal business hours or otherwise as mutually agreed to by the parties, and subject to the supervision of Seller, all reasonable access to all of the properties, personnel, books, contracts, commitments, records and files of or relating to the Business, and (ii) furnish to Buyer and such representatives, subject to the supervision of Seller, all such additional documents and financial and other information concerning Seller as Buyer may from time to time reasonably request (collectively, the "Information"). Seller and Buyer agree to cooperate with each other in connection with the due diligence process in order to minimize unnecessary interruption to the Business. As a condition to the furnishing of the Information to Buyer, Buyer agrees to use all reasonable efforts to treat the Information in confidence and to limit the dissemination of the Information to the officers and employees of the Buyer who need to know such Information for the purpose of evaluating it and to its consultants, lawyers, lenders and other advisors who are assisting the Buyer in evaluating this transaction.

         (b) Prior to the Closing, Buyer, and Buyer's agents and consultants, shall have the right to enter upon the Real Property and the buildings thereon to take photographs, make topographic and boundary surveys, determine the location of utilities, inspect the structural components of such buildings and all building systems, including plumbing, electrical, heating, ventilating, air conditioning and other systems and to conduct an environmental audit of the Real Property and the area surrounding the Real Property. All inspections shall be at Buyer's expense and at reasonable times as mutually agreed to by the parties.

         (c) If this Agreement terminates, (i) Buyer and its affiliates shall keep confidential and shall not use in any manner for a period of three (3) years after the date of termination any Information obtained from Seller (whether before or after the date hereof) concerning its assets, business and operations, unless such information is (A) ascertainable from published, public or industry information, (B) known by Buyer independently of any investigation of Seller or hereafter obtained by Buyer independent of any investigation of Seller, or (C) becomes public through no fault of Buyer or Buyer's affiliates, and (ii) any documents or copies of documents obtained from Seller or Seller's representatives shall be returned to Seller or destroyed by Buyer.

         7.7 Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants, and Seller and Buyer shall share 50%/50% the costs and expenses associated with obtaining the surveys and title insurance (if any) referred to in Section 9.4, any sales or use tax payable by either party as a result of the transactions contemplated hereby and the fees associated with the Hart-Scott-Rodino Notification and Report Form.

         7.8 Indemnification of Brokerage. Seller represents and warrants to Buyer that no broker, finder, agent or similar intermediary has acted on behalf of Seller in connection with this Agreement and that, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection herewith. Seller agrees to indemnify and save Buyer harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Seller, and to bear the cost of legal expenses incurred in defending against any such claim. Buyer represents and warrants to Seller that no broker, finder, agent or similar intermediary other than Mr. M. Rodin (the "Buyer's Broker") has acted on behalf of Buyer in connection with this Agreement and that, other than a fee to Buyer's Broker that Buyer will pay in full, there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith. Buyer agrees to indemnify and save Seller harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Buyer and to bear the cost of legal expenses incurred in defending against any such claim.

         7.9 Power of Attorney. Seller agrees, at the Closing, to execute and deliver to Buyer a limited power of attorney solely to collect accounts receivable, enforce claims under Assumed Contracts and to exercise its rights with respect to any other assets conveyed to Buyer hereunder in a form reasonably acceptable to Seller.

         7.10 Access to Records. After the Closing, Buyer and Seller shall afford to each other and their respective representatives the opportunity, upon reasonable request, to examine and make copies of the books and records of the Business sold to Buyer or of the books and records retained by Seller, as the case may be, and to consult with their respective officers, employees, directors, accountants and other representatives, in connection with any bona fide business purposes, including, without limitation, the preparation of tax and financial reporting matters and the conducting of any audits with respect thereto, the preparation or review of the Closing Balance Sheet and the review of any materials, books, records or circumstances relating to either party's ongoing obligations under this Agreement. Buyer and Seller shall each maintain all such books and records for a period of three (3) years and shall not destroy or dispose of any such books and records during such period without the written consent of the other.

         7.11 Use of Name. After the Closing, neither Artra, BCA or Seller nor any of their affiliates shall use the name "Bagcraft Corporation of America", "Bagcraft" or any derivative or variation thereof except in connection with ordinary course reporting or filing obligations nor authorize, license or otherwise permit any other person or entity to use any of these names.

         7.12 No Liquidation or Dissolution of Seller. After the Closing, neither Artra, BCA or Seller shall liquidate, dissolve or otherwise directly or indirectly terminate its legal existence until the later to occur of (x) the Survival Termination Date (as hereinafter defined in Section 11), or (y) the date that any dispute concerning any breach of any representation, warranty, covenant or agreement is fully and finally resolved; provided, however, that prior to such time, the Seller may make distributions to its stockholders to the extent that such distributions are properly authorized by the Board of Directors of Seller, do not violate any applicable law and do not result in the de facto dissolution or liquidation of Seller or leave Seller with insufficient funds to satisfy any of its liabilities or obligations hereunder.

         7.13 Bulk Sales. Seller and Buyer waive compliance with the provisions of the "Bulk Sales Law" or similar provision of law of any state ("Bulk Sales Laws") insofar as it may be applicable to the transactions contemplated by this Agreement.

         7.14 Special Meeting of Shareholders of Artra

                  (a) Artra agrees to promptly take all steps necessary to cause a special meeting of the shareholders of Artra (the "Artra Special Meeting") to be duly called, noticed, convened and held as soon as practicable for the purpose  of voting to  approve  this  Agreement.  In  connection  with the Artra
Special Meeting, the Board of Directors of Artra shall, subject to Section 13.1(viii) hereof, unanimously recommend to the Shareholders that the Shareholders vote in favor of the approval of this Agreement.

                  (b) In connection with the Artra Special Meeting, Artra agrees to promptly prepare and cause to be filed with the SEC and mailed to the Shareholders a notice of the Artra Special Meeting and a definitive proxy statement (the "Proxy Statement") as soon as practicable and in any event, shall cause such notice to be mailed no later than the time required by applicable law and the certificate of incorporation and bylaws of Artra.

         7.15 Public Announcements. Any public announcement made by or on behalf of either the Buyer, Artra, BCA or Seller prior to the termination of this Agreement concerning this Agreement, the transactions described herein or any other aspect of the dealings heretofore had or hereafter to be had between such parties must first be approved by the other party (any such approval not to be unreasonably withheld), subject to either party's obligations under applicable law as a public company (but such party shall use its best efforts to consult with the other party as to all such public announcements).

         7.16 Principal Shareholders Proxy. Messrs. John Harvey, Peter R. Harvey, Gerard M. Kenny, Maynard K. Louis, Howard R. Conant, Edward A. Celano and Robert L. Johnson (collectively, the "Principal Shareholders") hereby agree that during the period commencing on the date hereof and continuing until the termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Artra common stock (the "Artra Stock"), however called, or in connection with any written consent of the holders of Artra Stock, the Principal Shareholders shall vote (or cause to be voted) the shares of Artra Stock held of record or beneficially owned by them or their affiliates (i) in favor of the execution and delivery of this Agreement and the approval and adoption of the terms thereof and each of the other actions provided for in this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Artra, BCA or Seller under this Agreement; and (iii) except as otherwise agreed to in writing in advance by the Buyer, against the following actions: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Artra, BCA, Seller or their subsidiaries (other than a Permitted Transaction); (B) any sale, lease or transfer of a material amount of assets of Artra, BCA, Seller or their subsidiaries, or a reorganization, restructuring, recapitalization, special dividend, dissolution or liquidation of Artra, BCA, Seller or their subsidiaries (other than a Permitted Transaction); or (C) (1) any change in a majority of who constitute the board of directors of Artra, BCA or Seller; (2) any change in the present capitalization of Artra, BCA or Seller (including without limitation, any proposal to sell a substantial equity interest in Artra, BCA, Seller or their subsidiaries); (3) any amendment of Artra's, BCA's or Seller's certificate of incorporation or by-laws; (4) any other change in Artra's, BCA's or Seller's corporate structure or business; or (5) any other action which, in the case of each of the matters referred to in clauses (C) (1), (2), (3) or (4) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by this Agreement. The Principal Sharehholders shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 7.16.

         7.17 Implementation of Escrows. The parties hereto agree that (i) on or before the thirtieth (30th) day after the Closing Date, Buyer shall be entitled to utilize the Closing Overdraft Escrow Balance to pay any checks of Seller issued prior to Closing which have not been paid by Seller's bank (notwithstanding the foregoing, in the event that any checks paid pursuant to the Closing Overdraft Escrow involve items for which Buyer receives a credit or a set-off for other amounts due, on or before February 15, 1999, Seller shall be reimbursed by Buyer for such set-offs or credits) and (ii) on or before February 15, 1999, Buyer shall be entitled to utilize the Closing Bonus Escrow Accrual to pay bonuses to the Continued Employees, to the extent such bonuses are reasonably required to be paid under Seller's applicable bonus plans. The parties hereto agree that the unused balances of the Escrow Accounts shall be returned to Seller as promptly as possible after the resolution of these issues.

8.   Employment and Employee Benefits Arrangements.

         8.1 Definitions. (a) The term "Employees" shall mean all full-time permanent employees (including those on lay-off, workers' compensation leave or leave of absence, whether paid or unpaid, but excluding seasonal and/or part-time employees, all employees on disability leave and all former employees and retired employees of Seller) and the term "Employee" shall mean any of the Employees.

         (b) The term "Benefit Plans" shall mean (i) all "employee benefit plans" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or at any time during the past five years maintained or contributed to by Seller or any other organization which is a member of a controlled group of organizations (within the meaning of Section 414(b), (c) and (m) of the Code) of which Seller is a member (the "Controlled Group") and covering Employees including (i) any such plans that are "employee welfare benefit plans" as defined in section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in section 3(2) of ERISA, and (ii) all life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, stock option, stock purchase, performance, sick pay, sick leave, disability, retiree, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit or other employee benefit plans, contracts, policies, practices or arrangements of the Seller providing employee or executive compensation or benefits to Employees, other than the Benefit Plans.

         8.2   Employee Matters.

         (a) On the Closing Date, Seller shall terminate the employment of all the Employees employed by Seller, and Buyer shall either (i) offer employment, on an at-will basis, to all of such Employees of Seller on such terms and conditions as Buyer may determine or (ii) offer severance to any of such Employees who are not offered employment with Buyer. The Employees who accept such offer of employment from Buyer are referred to herein as "Continued Employees" and the Employees who are offered severance from the Buyer are referred to herein as the "Severed Employees".

         (b) Assuming Seller complies with the provisions of the Workers Adjustment and Retraining Notification Act, Buyer shall reimburse and indemnify and hold harmless Seller for all liabilities and obligations which Seller may incur relating to Seller's termination of the Employees as provided in paragraph
(a) above, and Buyer's employment of or failure to employ the Continued Employees or Buyer's failure to offer employment to the Severed Employees. Otherwise, Artra, BCA and Seller, jointly and severally, agree that Seller shall remain liable for all wages and salaries earned by Employees prior to the Closing Date, as well as all benefits earned by such Employees (specifically excluding the severance benefits referred to above) or to which such Employees are entitled under the Benefit Plans prior to the Closing Date (other than for the accrued and unused vacation and the unpaid bonuses assumed by Buyer under
Section 2.1(d) hereof and other than for short-term disability payments assumed by Buyer under Section 2.1(e) hereof). In addition, Artra, BCA and Seller, jointly and severally, agree that Seller shall remain liable for all liabilities to former and retired employees of the Business whose employment with the Business terminated prior to the Closing Date.

         (c) Artra, BCA and Seller, jointly and severally, agree that Seller will be responsible for and will pay all long-term disability and workers' compensation benefits with respect to claims (i) that have been asserted by any Employee prior to the Closing Date or (ii) that are asserted by any Employee on or after the Closing Date but only to the extent that they arise from events occurring prior to the Closing Date. Buyer will be responsible for and will pay
(i) all long-term disability and workers' compensation benefits with respect to claims that are asserted by any Continuing Employee after the Closing Date but only to the extent that they arise from events occurring on or after the Closing Date, and (ii) all short-term disability claims arising from events prior to the Closing Date to the extent set forth in Section 2.1(e).

         (d) Immediately following the Closing Date, Buyer shall make (i) a group medical and life insurance plan available to each Continued Employee who was covered under Seller's group medical and life insurance plans at the Closing (it being Buyer's intention to assume Seller's group life insurance plan), which plans shall not, to the extent possible, subject any Continued Employee to a pre-existing condition limitation, (ii) a defined contribution 401(k) plan available to each Continued Employee who was covered under Seller's 401(k) plan at the Closing, and (iii) such other Benefit Plans available to the Continued Employees as Buyer shall determine.

         (e) For purposes of determining eligibility and vesting (but not benefits) under Buyer's 401(k) plan, group medical plan, group life insurance plan, vacation and sick pay policies, such policies shall recognize the Continued Employee's employment with the Business as employment with Buyer.

         (f) On the Closing Date, Seller shall freeze the participation by the Continued Employees in Seller's 401(k) plan, and use all reasonable efforts to provide assistance to the Continued Employees to enable them to roll-over their plan assets from Seller's 401(k) plan to Buyer's 401(k) plan.

         8.3 Seller's Benefit Plans. Without limiting the generality of the provisions of Section 2.2 hereof, Artra, BCA and Seller, jointly and severally, agree that Seller shall retain all liabilities and obligations of Seller and its affiliates under all Benefit Plans (other than such liabilities that are assumed by Buyer under Sections 2.1(c) and 2.1(d) hereof and Sections 8.2(a) and 8.2(b) hereof) with respect to the Continued Employees and their dependents, including, but not limited to, (i) liabilities and obligations for benefits, compensation, contributions, insurance premiums and administrative expenses, whether incurred or accrued before, on or after the Closing Date and whether or not reported as of the Closing Date, (ii) liabilities and obligations arising under the continuation coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA with respect to all Employees (or any beneficiary or dependent of any Employee) who, as of the Closing Date, have exercised or are eligible to exercise their right to such continuation coverage and (iii) liabilities and obligations to provide post-retirement health and life insurance benefits to Employees (whether or not currently retired), and Seller shall indemnify Buyer and its affiliates and hold each of them harmless for any loss which any of them may incur in respect of any of the foregoing.

9. Conditions Precedent to the Obligation of Buyer to Close.

         The obligation of Buyer to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

         9.1  Representations, Warranties and Covenants.

         (a) The representations and warranties of Artra, BCA and Seller contained in this Agreement shall be true and complete in all material respects when made and on and as of the Closing Date.

         (b) Artra, BCA, Seller and the Principal Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Artra, BCA, Seller and the Principal Shareholders on or prior to the Closing Date (including, without limitation, Seller's execution and delivery of the deeds, the bills of sale, assignments and other Transaction Documents).

         (c) Artra, BCA and Seller shall have delivered to Buyer an officer's certificate, dated the date of the Closing, to the foregoing effect and certifying that the conditions precedent to the obligation of Buyer to close have been fulfilled on or prior to the Closing Date.

         9.2 Consents and Approvals. (a) All Required Consents, shall have been obtained and be in full force and effect.

         (b) This Agreement and the transaction contemplated hereby shall have received the requisite vote and approval of the shareholders of Artra.

         9.3 Opinion of Counsel to Seller. Buyer shall have received the opinions of Kwiatt & Ruben, Ltd., counsel to Seller, dated the date of the Closing, addressed to Buyer, in form and substance reasonably acceptable to Buyer.

         9.4  Real Estate.

         (a) Leasehold Mortgages. Buyer shall have received from the landlord of the Leased Real Property such certificates, lease extensions, estoppel letters, non-disturbance agreements or other consents as shall be reasonably required by the Buyer.

         (b) Title Insurance. Buyer shall have received an owner and mortgagee title insurance policy on each of the parcels of Owned Real Property in form and substance reasonably satisfactory to Buyer and its senior lender containing such endorsements as shall be reasonably required by Buyer and its senior lender.

         (c) Updated Surveys. Buyer shall have received an updated ALTA survey on each of the parcels of Real Property reasonably satisfactory to Buyer showing all improvements, rights of way, easements, servitudes and encroachments, the contiguity of all parcels of land constituting the Real Property, that all buildings and structures are located within the property lines and that the acreage of the Real Property is as set forth therein, which survey shall be sufficient to cause the title insurance company to omit the standard survey exception, taking only such specific survey exceptions as shall constitute Permitted Owned Real Property Exceptions.

         9.5 Material Adverse Change. Between the date hereof and the Closing Date, there shall have been no material adverse change in the condition of the Business.

         9.6 Financing. On or before the Closing, the equity and debt financing described in the commitment letters attached hereto as Schedule 9.6 shall be available to Buyer on terms and conditions reasonably satisfactory to Buyer and in an amount which shall be sufficient to pay the Purchase Price to Seller and to provide Buyer with a line of credit for working capital purposes.

         9.7 Buyer's Environmental Audit. On or before the later to occur of (x) September 30, 1998 or (y) the date that Artra mails the Proxy Statement to Artra's Shareholders, Buyer shall have completed its environmental due diligence of the Business and received an environmental audit reasonably acceptable to Buyer in its discretion (the "Environmental Audit").

         9.8 Secretary's Certificate. Seller shall have delivered to Buyer a certificate from Artra, BCA and Seller, in form and substance reasonably satisfactory to Buyer, signed by the respective secretaries of Artra, BCA and Seller, dated the date of the Closing, certifying the truth, accuracy and completeness of the following documents to be delivered therewith: (i) their respective Certificates of Incorporation and By-laws as in effect on the date hereof and the Closing Date; (ii) resolutions duly adopted by the board of directors and shareholders of Artra, BCA and Seller authorizing and approving the transactions contemplated hereby; and (iii) the incumbency and signatures of the officers of Artra, BCA and Seller.

         9.9 Repayment of Indebtedness for Borrowed Money. Simultaneously with the Closing, Seller shall have repaid in full the principal of, accrued interest on, and any other penalties, fees or other amounts payable with respect to, all of Seller's indebtedness for borrowed money and the lenders thereto shall have delivered to the Buyer releases and other similar documents (including without limitation, UCC-3 termination statements in applicable form for filing) in a form reasonably acceptable to Buyer and its lenders.

         9.10 No Claims. No Claims shall be pending, or to the knowledge of the Buyer, the Seller, Artra or BCA, threatened, before any court, arbitrator or governmental or regulatory body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement or which has had or may have, in the reasonable judgment of the Buyer, a materially adverse effect on the condition of the Business.

10.Conditions Precedent to the Obligation of Seller to Close.
         The obligation of Seller to enter into and complete the Closing is subject to the fulfillment of the following conditions, any one or more of which may be waived by Seller:

         10.1 Representations and Covenants.

         (a) The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects when made and on and as of the Closing Date;

         (b) Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, the delivery of the Purchase Price; and

         (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by an officer of Buyer, to the foregoing effect.

         10.2 Opinion of Counsel to Buyer. Seller shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to Buyer, dated the date of the Closing, addressed to Seller, in form reasonably acceptable to Seller.

         10.3 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect.

         10.4 Secretary's Certificate. Buyer shall have delivered to Seller a certificate from Buyer, in form and substance reasonably satisfactory to Seller, signed by the secretary of Buyer, dated the date of the Closing, certifying the truth, accuracy and completeness of the following documents to be delivered therewith: (i) Buyer's Certificate of Incorporation and By-laws as in effect on the date hereof and the Closing Date; (ii) resolutions duly adopted by the board of directors of Buyer authorizing and approving the transactions contemplated hereby; and (iii) the incumbency of the officers of Buyer.

         10.5 Reimbursement for Negative Spread on Nonoperating Leases. On or before the Closing, Buyer shall reimburse Seller for the difference between Seller's monthly rental payments and Seller's monthly sublease payments under the Nonoperating Leases, to the extent set forth on Schedule 10.5 hereof, for any of three Nonoperating Leases that are still in effect on the Closing Date.

11.   Survival of Representations and Warranties.

         Notwithstanding the right of Buyer fully to investigate the affairs of Seller and the Business and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Artra, BCA and Seller contained in this Agreement or in any Transaction Documents. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder, and except as otherwise specifically provided in this Agreement, the representations and warranties contained herein shall thereafter terminate and expire at the close of business on September 30, 2001 (the "Survival Termination Date") with respect to any claim based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which the party asserting such claim shall not have given notice on or prior to the Survival Termination Date to the party against which such claim is asserted (in which case, each representation and warranty shall survive until such claim is finally resolved and all obligations with respect thereto are fully satisfied).

12.   General Indemnification.

         12.1 Obligation of Artra, BCA and Seller to Indemnify. Artra, BCA and Seller, jointly and severally, agree to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, affiliates, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including without limitation interest, penalties and reasonable attorneys' fees and disbursements and all compliance and remediation obligations under Environmental Laws and all costs and expenses of enforcing the indemnity obligations in this Section 12.1) (collectively, "Losses") incurred by any of them based upon, arising out of or otherwise in respect of:

         (a) subject to the limitations contained in Article 11 and Section 12.4(a), any inaccuracy in or any breach of any representation or warranty of Artra, BCA or Seller contained in this Agreement, the Schedules hereto or any of the other documents or closing certificates delivered in connection herewith, and

         (b) Artra's, BCA's or Seller's breach of the covenants or agreements contained in this Agreement, or

         (c) any Retained Liability.

         For purposes of indemnification under Section 12.1, a breach or inaccuracy of a representation or warranty contained in this Agreement or in any other document delivered in connection herewith shall be deemed to occur or exist either if such representation or warranty is actually inaccurate or breached (including, without limitation, due to any misrepresentation in or omission of any item required to be disclosed on any schedule hereto or on any certificate, schedule or other agreement, instrument or document required to be delivered pursuant to the terms of this Agreement) or if such representation or warranty would have been so breached orinaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, material adverse effect, material adverse change or knowledge, it being the intention of the parties hereto that, subject to the provisions of Section 12.3, the parties and their officers, directors, employees, agents and affiliates, shall be indemnified and held harmless from and against any and all Losses resulting from, arising out of, relating to or imposed upon or incurred by the failure of any such representation, warranty, certificate, schedule, exhibit or other agreement, instrument or document to be true, correct and complete in any respect, determined in each case without regard to materiality, material adverse effect, material adverse change, knowledge, or the failure by the other party to duly and punctually perform any of its covenants, agreements or undertakings contained in this Agreement or any other document delivered in connection herewith.

         12.2 Obligation of Buyer to Indemnify. Buyer agrees to indemnify, defend and hold harmless Artra, BCA and Seller (and their directors, officers, employees, affiliates, successors and assigns) from and against any Losses actually incurred by any of them based upon, arising out of or otherwise in respect of:

         (a) subject to the limitations contained in Article 11 and Section 12.4(b), any inaccuracy in or any breach of any representation or warranty of Buyer contained in this Agreement, the Schedules hereto or any of the closing certificates delivered in connection herewith,

         (b) Buyer's breach of the covenants or agreements contained in this Agreement, or

         (c) any Assumed Liability.

         12.3  Notice and Opportunity to Defend.

                  12.3.1 Notice of Asserted Liability. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification or payment pursuant to Section 12.1 or 12.2 (the "Indemnifying Party"), subject to the procedures contained in Section 12.3.3. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. In no event shall the Indemnitee's failure to give a Claims Notice to the Indemnifying Party relieve the Indemnifying Party of any liability under this Section 12 except to the extent the Indemnifying Party can establish that the Indemnitee's failure to give such Claims Notice materially prejudiced the Indemnifying Party's ability to adequately defend such claim.

                  12.3.2 Opportunity to Defend. Subject to Section 12.3.3, the Indemnifying Party may, upon acknowledging its obligation to indemnify in writing, elect to compromise or defend at its own expense (and with counsel reasonably satisfactory to the Indemnitee) any Asserted Liability asserted by a third party, and if the Indemnifying Party so elects to compromise or defend, the Indemnifying Party shall have the right (except as hereafter provided) to control the defense of such Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 15 days (or sooner, if the nature of the Asserted Liability so requires) notify in writing the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability.

         If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and the Indemnitee shall have the right to control the defense of such Asserted Liability and recover the entire cost and expense thereof (including without limitation, reasonable attorneys' fees and all compliance and remediation obligations under Environmental Laws), subject to the limitations on liability contained in Section 12.4, from the Indemnifying Party. In the event the Indemnifying Party and the Indemnitee are named parties in or are subject to such Asserted Liability and either such party determines with the advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such action, the Indemnifying Party may decline to assume the defense on behalf of the Indemnitee or the Indemnitee may retain the defense on its own behalf and in either such case the Indemnifying Party shall be required to pay any legal or other expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by the Indemnitee in such defense (subject in all cases to the limitations of liability contained in Section 12.4 hereof).

         Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other party, unless such settlement includes as an unconditional term thereof, the giving by the claimant or plaintiff to such objecting party of a full and complete release from all liability in respect of such Asserted Liability.

         In  any  event,   the  Indemnitee  and  the   Indemnifying   Party  may
participate, at their own expense, in the defense of any Asserted Liability.

         Notwithstanding anything to the contrary set forth in this Agreement, from and after the time when the aggregate amount of Losses paid or payable by an Indemnifying Party under this Agreement which are subject to the indemnification limits set forth in Section 12.4 hereof, exceed, or are reasonably likely to exceed, the indemnification limits set forth in Section
12.4 hereof, the Indemnitee shall have the right, at its own cost and expense, to assume the control, defense and settlement of any remaining indemnification claims the liability for which could potentially result in the aggregate claims exceeding the indemnification limits set forth in Section 12.4 hereof.

         12.3.3  Management Procedures for On-Site Environmental Liabilities.

         (a) Buyer shall have the right to manage and control all Retained On-Site Environmental Liabilities (as defined in Section 2.2(l)) with respect to the Real Property, including without limitation, the right to retain consultants and counsel, to control all investigations, clean-up, response, remediation and associated activities, and the right to negotiate, litigate, otherwise contest or settle any claim relating thereto.

         (b) Until the amount of Losses paid or payable by Artra, BCA and Seller exceed the indemnification limits set forth in Section 12.4 hereof, Buyer agrees to provide to Seller such information as may be reasonably requested in writing by Seller regarding all Retained On-Site Environmental Liabilities with respect to the Real Property, including without limitation, providing the other with access to and the right to copy (at the Seller's expense), all relevant data, records, studies, reports or other documents.

         12.4 Limitations on Indemnification. (a) The indemnification provided for in Section 12.1 shall be subject to the following limitations:

                  (i) Artra, BCA and Seller shall not be obligated to pay any amounts for indemnification under Section 12.1(a) (except those based upon, arising out of or otherwise in respect of Sections 3.3, 5.4, 5.13, 5.15.5, 5.19, 5.20, and 5.25,(collectively, the "Basket Exclusions")) until the aggregate Losses incurred by Buyer thereunder equals $200,000 (the "Basket Amount"), whereupon Artra, BCA and Seller shall be jointly and severally obligated to pay all amounts of Losses incurred by Buyer in excess of the Basket Amount under
Section 12.1(a) in full up to the limit set forth in clause (ii) below.

                  (ii) Artra, BCA and Seller shall not be obligated to pay any amount for indemnification under Section 12.1(a) in excess of the Purchase Price, other than for breaches of Artra's, BCA's, Seller's representations and warranties of which Artra, BCA or Seller had knowledge at Closing.

                  (iii) Artra, BCA and Seller shall be obligated to pay any and all amounts for indemnification with respect to the Basket Exclusions and under Sections 12.1(b) and 12.1(c) in full without regard to the Basket Amount. In addition, the limitation set forth in the immediately preceding paragraph (ii) and the time limitation set forth in Section 11 shall in no event be applicable to Artra's, BCA's and Seller's obligation to indemnify pursuant to Sections 12.1(b) and 12.1(c) and any amounts paid by Artra, BCA or Seller to Buyer pursuant to Section 12.1(b) and 12.1(c) shall not be applied against the limitation set forth in the immediately preceding paragraph (ii).

         (b) The indemnification provided for in Section 12.2 shall be subject to the following limitations:

                  (i) Buyer shall not be obligated to pay any amounts for indemnification under Section 12.2(a) until the aggregate Losses incurred by Artra, BCA or Seller thereunder equals $200,000 (the "Buyer Basket"), whereupon Buyer shall be obligated to pay all amounts of Losses incurred by Seller in excess of the Buyer Basket under Section 12.2(a) in full up to the limit set forth in clause (ii) below.

                  (ii) Buyer shall not be obligated to pay any amount for indemnification under Section 12.2(a) in excess of the Purchase Price other than for breaches of which Buyer had knowledge at Closing.

                  (iii) Buyer shall be obligated to pay any and all amounts for indemnification under Sections 12.2(b) and (c) in full without regard to the Buyer Basket. The limitation set forth in the immediately preceding paragraph
(ii) shall in no event be applicable to Buyer's obligation to indemnify pursuant to Sections 12.2(b) and (c).

         12.5 Set-Off Rights. Artra, BCA, Seller and Buyer hereby agree that Buyer shall have the right, but not the obligation, to set-off against its payment obligations under the Subordinated Promissory Note, the full amount of any Losses required to be paid pursuant to Section 12.1 after delivering to Seller the "Claims Notice" required under Section 12.3.1 hereof and allowing Seller the opportunity to defend as provided for in Section 12.3.2 hereof. If Buyer elects to exercise its set-off rights hereunder against the Subordinated Promissory Note, Buyer will, in the Claims Notice, give Seller written notice of such election and specify the amount to be set-off, and after complying with the provisions of Sections 12.3.1 and 12.3.2, the amount of obligations under any such Subordinated Promissory Note shall automatically be reduced by the amount set forth in such notice. In the event there is a "final determination" by a court of competent jurisdiction that Buyer was not entitled to indemnification under Section 12 with respect to the set-off amount, Buyer shall promptly thereafter repay to Seller the amount which is determined to have been wrongfully set-off. For purposes of this Section 12.5, a determination shall be "final" if any and all appeals therefrom shall have been resolved or if thirty
(30) days shall have passed from the rendering of such determination (or of any determination on appeal therefrom) and no party shall have commenced any such appeal therefrom.

13.   Termination of Agreement.

         13.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after the approval of this Agreement by the shareholders of Artra), as follows:

                  (i) by mutual written agreement of the Buyer and Seller;

                  (ii) by the Buyer if any one or more of the conditions to the obligation of the Buyer to close set forth in Article 9 of this Agreement shall not have been fulfilled by November 16, 1998 (or by the latter of the dates set forth in Section 9.7 with respect to Section 9.7) or by December 18, 1998 if the SEC shall have reviewed Artra's Proxy Statement (except that the Buyer shall not have the right to terminate this Agreement pursuant to this Section 13.1(ii) if the basis therefor is attributable to a breach by the Buyer of any of its obligations hereunder);

                  (iii) by Seller if any one or more of its conditions to close set forth in Article 10 of this Agreement shall not have been fulfilled by December 18, 1998 (except that Seller shall not have the right to terminate this Agreement pursuant to this Section 13.1(iii) if the basis therefor is attributable to a breach by Artra, BCA, Seller or their affiliates of any of their obligations hereunder);

                  (iv) by the Buyer or Seller if this Agreement shall not have received the requisite approval and authorization of the shareholders of Artra by November 16, 1998, or by December 18, 1998 if the SEC shall have reviewed Artra's Proxy Statement;

                  (v) at the election of the Buyer or Seller, if any legal proceeding is commenced or threatened by any governmental or regulatory body directed against the consummation of the Closing or any transaction contemplated by this Agreement and either the Buyer or Seller, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

                  (vi) by the Buyer if (A) the Board of Directors of Artra, BCA or Seller (or the shareholders of Seller or BCA) shall have withdrawn, or modified or changed in a manner adverse to the Buyer their approval or recommendation of this Agreement or shall have recommended another transaction or other business combination, or Artra, BCA or Seller shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a transaction with a person other than the Buyer (or the Board of Directors of Artra, BCA or Seller resolves to do any of the foregoing); or (B) it shall have been publicly disclosed or the Buyer shall have learned that any person or "group" (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (an "Acquiring Person"), other than the Buyer, after receiving the approval of the Board of Directors of Artra contemplated by Section 203 of the GCL, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 14.9% of any class or series of capital stock of Artra, through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 14.9% of any class or series of capital stock of Artra;

                  (vii)  by  the  Buyer  upon  the  failure  of  the   Principal
Shareholders to perform their obligations under Section 7.16 hereof;

                  (viii) by Artra, BCA and Seller if the Board of Directors of Artra shall have (A) withdrawn, or modified or changed in a manner adverse to the Buyer its approval or recommendation of this Agreement in order to approve and permit Artra, BCA or Seller to execute a definitive agreement relating to an Acquisition Transaction, and (B) determined, after having received the written advice of independent Delaware counsel, that the failure to take such action as set forth in the preceding clause (A) would result in a breach of the Board of Directors' fiduciary duties under applicable law; provided, however, that Artra shall have given the Buyer at least thirty-six hours advance actual notice of any termination pursuant to this Section 13.1(viii) and shall make concurrently with such termination the $5,000,000 payment referred to in Section 13.3 hereof; or

                  (ix) by the Seller, pursuant to a written notice delivered to the Buyer on or before September 11, 1998, if Buyer shall not have delivered to Seller a fully executed copy of the Assets Purchase Agreement by and among the Company, IPMC Acquisition, L.L.C., IPC, Inc. and IPMC, Inc. on or before September 4, 1998.

 . In the event of termination and abandonment of this Agreement by any party pursuant to Section 13.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the other transactions contemplated hereby shall be abandoned, without further action by any of the
parties   hereto.   If  this  Agreement  is  terminated  and  the   transactions
contemplated hereby are not consummated pursuant to Section 13.1 of this Agreement, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 13.1 and 13.3 relating to the obligations to make certain payments to the Buyer.

         13.3 Termination Fee Payable to the Buyer. Notwithstanding any provision to the contrary contained herein, Artra, BCA and Seller shall be jointly and severally liable to immediately pay to Buyer the amount of $5,000,000 in cash if

                           (A) this  Agreement is terminated  by Buyer  pursuant
to:

         (a) Section  13.1(ii) for failure of any of the conditions set forth in
Section 9.8 or 9.9;

         (b) Section 13.1(ii) for failure of any of the conditions set forth (1) in Section 9.1(b), 9.2(a), 9.2(b), 9.3 or 9.4 as a result of Artra, BCA or Seller doing any act or omitting to take any act that would result in the failure to perform or comply with their obligations under this Agreement or (2) in Section 9.1(a) as a result of Artra, BCA or Seller doing, either intentionally, wrongfully or in bad faith, any act or omitting to take any act that would result in the representations and warranties made in this Agreement being not true and correct on and as of the Closing Date;

      (c) Section 13.1(iv);

 (d) Section 13.1(vi);

 (e) Section 13.1(vii), or

                           (B) if this Agreement is terminated by Artra pursuant
to Section 13.1(viii) above with the $5,000,000 to be paid concurrently with the occurrence of the event referred to in clauses (A) or (B) above. In addition, in the event that Buyer terminates this Agreement pursuant to Section 13.1(ii) (for failure of the condition set forth in Section 9.2(b)), then Artra, BCA and Seller jointly and severally will immediately pay to Buyer all out-of-pocket expenses reasonably incurred by the Company and Buyer in connection with this Agreement unless Buyer is entitled to receive the $5,000,000 termination fee hereunder. Upon receipt of such payments, Buyer shall not be entitled to and shall waive the right to seek damages or other amounts or remedies from Artra, BCA or Seller for breach of, or otherwise in connection with, this Agreement.

         13.4 Other Remedies. Notwithstanding any provision to the contrary contained herein, if this Agreement is terminated pursuant to Section 13.1 or otherwise by Artra, BCA or Seller, on the one hand, or the Buyer, on the other hand, and non-terminating party is not entitled to receive the payments under
Section 13.3, then the non-terminating party shall be entitled to pursue any available legal rights to recover actual damages, including, without limitation, its reasonable costs and expenses incurred in pursuing such recovery (including, without limitation, reasonable attorneys' fees) resulting from the other party's willful or wrongful breach hereof.

14.  Miscellaneous.

         14.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

         (i) "affiliate" means with respect to any person, (i) any other person controlling, controlled by or under common control with, such person, or (ii) any stockholder of such person holding directly, or indirectly through trusts, partnerships or otherwise, beneficial ownership of more than 5.0% of the common equity of such person.

         (ii) "condition of the Business" means the assets, liabilities, properties, business, results of operations, financial condition or prospects of the Business.

         (iii) "governmental or regulatory body" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.

         (iv) "knowledge" with respect to Artra, BCA or Seller means the knowledge of any of the officers, directors, vice presidents or general managers of Artra, BCA or Seller or the Business after due inquiry.

         (v) "lien or other encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         (vi) "person" means any  individual,  corporation,  partnership,  firm,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization, governmental or regulatory body or other entity.

         (vii) "Seller Property" shall mean all real property previously or heretofore owned, leased or used by or on behalf of Seller (including, without limitation, the real properties previously owned, leased or operated in Forest Park, Georgia, Carteret, New Jersey, Joplin, Missouri and Hialeah, Florida). For purposes of this definition, the term "Seller" shall mean and include the Seller and any of its predecessors or any person whose liability for any Environmental claim the Seller or any of its predecessors has retained or assumed either contractually or by operation of law.

         (viii) "Tax Return" means any return, amended return, declaration, report, estimate, information return, claim for refund or credit or statement regarding Taxes including any schedule or attachment thereto and any amendment thereof, which is filed or required to be filed under applicable Law whether on a consolidated, combined, unitary or separate basis or otherwise.

         (ix)  "Taxing  Authority"  means the Internal  Revenue  Service and any
other  domestic  or  foreign   Governmental   Authority   responsible   for  the
administration of any Tax.

         14.2 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Seller and Buyer, except as required by law, in which case the party issuing the release will endeavor to get the other party's consent.

         14.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified return-receipt requested, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the United States mails, or if express mailed, one (1) business day after delivery to a reputable over-night express mail courier, as follows:

                             (i)    If to Artra, BCA or Seller, to:

                                    c/o Artra Group Incorporated
                                    500 Central Avenue
                                    Northfield, Illinois 60093
                                    Attention: President
                                    Telephone: (847) 441-6650
                                    Telecopy: (847) 441-6959
                                    with a copy to:

                                    Kwiatt & Ruben, Ltd.
                                    500 North Central Avenue
                                    Northfield, Illinois 60093
                                    Attention: Philip E. Ruben, Esq.
                                    Telephone:  (847) 441-7676
                                    Telecopy:   (847) 441-7696

                  (ii)     if to Buyer, to:

                                    Packaging Dynamics, L.L.C.
                                    c/o Ivex Packaging Corporation
                                    100 Tri-State Drive, Suite 200
                                    Lincolnshire, Illinois  60069
                                    Attention:  Mr. Frank V. Tannura
                                    Telephone:  (708) 945-9100
                                    Telecopy:   (708) 945-9249

                           with a copy to:

                                    Packaging Dynamics, L.L.C.
                                    c/o Ivex Packaging Corporation
                                    100 Tri-State Drive, Suite 200
                                    Lincolnshire, Illinois  60069
                                    Attention:  G. Douglas Patterson, Esq.
                                    Telephone:  (708) 945-9100
                                    Telecopy:   (708) 945-2355

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         14.4 Entire Agreement. This Agreement (including the Exhibits and Schedules) and the collateral agreements executed in connection with the consummation of the transactions contemplated hereby contain the entire agreement among the parties with respect to the purchase of the Business and supersedes all prior agreements, written or oral, with respect thereto.

         14.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Buyer and Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         14.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

         14.7 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement, each and every agreement and instrument contemplated hereby or the transactions contemplated by this Agreement may be instituted in any Federal court of the Northern District of Illinois or any state court located in Cook County, State of Illinois, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or each such other agreement and instrument or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

         14.8 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law. Notwithstanding the foregoing, Buyer may assign its rights hereunder to any direct or indirect wholly-owned subsidiary of Buyer or to any subsequent transferee of the Business or to the banks providing financing to the Buyer.

         14.9 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         14.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         14.11 Schedules. The Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections and Schedules shall be deemed references to such parts Of this Agreement, unless the context shall otherwise require.

         14.12 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         14.13 Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                    BAGCRAFT ACQUISITION, L.L.C.



                     By:___________________________________
                                     Title:


                                    PACKAGING DYNAMICS, L.L.C.


                     By: __________________________________
                                     Title:


                                    ARTRA GROUP INCORPORATED



                     By:___________________________________
                                     Title:



                     BAGCRAFT HOLDINGS, INC.



                     By:___________________________________
                                     Title:



                     BAGCRAFT CORPORATION OF AMERICA



                     By:___________________________________
                                     Title:

         The undersigned have signed this Agreement only with respect to their obligations under Section 7.16 hereof


                                    SIGNATURES OF PRINCIPAL SHAREHOLDERS


                                    -----------------------------------
                                            Peter R. Harvey


                                    -----------------------------------
                                            John Harvey


                                    -----------------------------------
                                            Gerard M. Kenny


                                    -----------------------------------
                                            Maynard K. Louis


                                    -----------------------------------
                                            Howard R. Conant


                                    -----------------------------------
                                            Edward A. Celano


                                    -----------------------------------
                                            Robert L. Johnson

                                                                       Exhibit A



                     TRADE MARK AND SERVICE MARK ASSIGNMENT



         WHEREAS, , a _________ corporation having a principal place of business at (the "Seller"), owns and has used the following mark (the "Mark"):


Serial No.                          Servicemark               Filing Date

______________                      ______________            ___ __, 19__



         AND WHEREAS, _______________________, a Delaware corporation having a principal place of business at _______________________________ wishes to buy from Seller certain assets, including without limitation the Mark;

         NOW THEREFORE, for One Dollar and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns, transfers and conveys to Buyer, its successors, assigns and legal representatives, Seller's entire right, title and interest in and to the Mark, together with any appurtenant goodwill of the Seller's business symbolized by the Mark. This grant specifically includes, without limitation, all common law rights that may have been acquired by Seller with respect to the Mark, all applications and registrations therefore that it may have, as well as any right of Seller to recover for any third party infringement thereof, regardless of whether such infringement occurred before or occurs after the date of this Assignment.

                           IN WITNESS WHEREOF, an authorized officer or agent of
                  Seller hereby executes this Servicemark Assignment this ___ day of ___________, 1995.



                                            BAGCRAFT CORPORATION OF AMERICA


                                            By:____________________________

STATE OF ______________)
                                       )  ss:
COUNTY OF ____________ )


On this ____ day of _______________,  1998, appeared  _________________________, to me personally known, and on behalf of , being authorized to do so, acknowledged said instrument to be the free act and deed of said corporation.


-----------------------------------
Notary Public, State of
(Seal)
My Commission:_____________________